EXHIBIT 4.3

UNCLE ACQUISITION 2010 CORP
as Issuer
and the Guarantors from time to time party hereto
8.625% Senior Notes due 2019

INDENTURE
Dated as of January 26, 2011

WILMINGTON TRUST FSB,
as Trustee, Paying Agent, Transfer Agent and Registrar

Trust Indenture Act Cross Reference Table**
This Cross Reference Sheet shows the location in the Indenture of the provisions inserted pursuant to Sections 310-318(a), inclusive, of the Trust Indenture Act of 1939.

Notes
TIA	Indenture
Section	Section
310(a)(1)	7.09
(a)(2)	7.09
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.09
(b)	7.07; 7.09
311(a)	N.A.
(b)	N.A.
312(a)	2.06
(b)	N.A.
(c)	N.A.
313(a)	N.A.
(b)(1)	N.A.
(b)(2)	N.A.
(c)	11.01
(d)	N.A.
314(a)	4.02;
(b)	N.A.
(c)(1)	11.02
(c)(2)	11.02
(c)(3)	N.A.
(d)	N.A.
(e)	11.03
(f)	4.08
315(a)	7.01
(b)	7.05; 11.01
(c)	7.01
(d)	7.01
(e)	6.11
316(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	9.03
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.05
318(a)	N.A.
N.A. means Not Applicable.

**   Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

i

Appendix A	—	Provisions Relating to Notes

EXHIBIT INDEX

Exhibit A	—	Form of Note

v

     INDENTURE dated as of January 26, 2011 (as amended, supplemented or otherwise modified from time to time, this “Indenture”) among UNCLE ACQUISITION 2010 CORP, a Delaware corporation having its registered office at 1209 Orange Street, Wilmington, DE 19801 (the “Issuer”), the Guarantors from time to time party hereto, and WILMINGTON TRUST FSB, as trustee (the “Trustee”), paying agent, registrar and transfer agent.
          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) $400,000,000 aggregate principal amount of the 8.625% Senior Notes due 2019 (the “Original Notes”) issued on the date hereof, (b) if and when issued pursuant to a registered exchange offer for the Original Notes, the Exchange Notes (as defined herein) and (c) any Additional Notes (as defined herein) that may be issued after the date hereof (all such securities in clauses (a), (b) and (c) being referred to collectively as the “Notes”). Subject to the conditions and compliance with the covenants set forth herein, the Issuer may issue an unlimited aggregate principal amount of Additional Notes.
ARTICLE I
Definitions and Incorporation by Reference
          SECTION 1.01. Definitions.
     “Acquired Indebtedness” means, with respect to any specified Person:
(1) Indebtedness of any other Person existing at the time such other Person is merged, consolidated or amalgamated with or into or became a Restricted Subsidiary of such specified Person (including, for the avoidance of doubt, Indebtedness Incurred by such other Person in connection with, or in contemplation of, such other Person merging, consolidating or amalgamating with or into or becoming a Restricted Subsidiary of such specified Person); and
(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
     “Additional Notes” means any Notes issued under the terms of this Indenture subsequent to the Issue Date, it being understood that any Notes issued in exchange for or replacement of any Original Note issued on the Issue Date shall not be an Additional Note, including any such Notes issued pursuant to a Registration Rights Agreement.
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

     “Agent” means any Registrar, Paying Agent or the Transfer Agent.
     “Applicable Premium” (as determined by the Company) means, with respect to any Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess, if any, of (A) the present value at such redemption date of (1) the redemption price of such Note on February 15, 2015 (such redemption price being described in Section 5 of the Form of Note, exclusive of any accrued interest and additional interest, if any) plus (2) all required remaining scheduled interest payments due on such Note through February 15, 2015 (excluding accrued but unpaid interest and additional interest, if any, to the redemption date), computed using a discount rate equal to the Treasury Rate at the redemption date plus 50 basis points over (B) the principal amount of such Note on such redemption date.
     “Asset Sale” means:
(1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) outside the ordinary course of business of the Company or any Restricted Subsidiary (each referred to in this definition as a “disposition”) or
(2) the issuance or sale of Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Company or a Restricted Subsidiary and other than the issuance of Preferred Stock of a Restricted Subsidiary issued in compliance with Section 4.03) (whether in a single transaction or a series of related transactions), in each case other than:
     (a) a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete, surplus or worn-out property or equipment in the ordinary course of business;
     (b) transactions permitted pursuant to Section 5.01 or any disposition that constitutes a Change of Control;
     (c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.04;
     (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, which assets or Equity Interests so disposed or issued have an aggregate Fair Market Value of less than $10.0 million;
     (e) any disposition of property or assets, or the issuance of securities, by a Restricted Subsidiary to the Company or a Restricted Subsidiary or by the Company to a Restricted Subsidiary;
     (f) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Similar Business of comparable or greater Fair Market Value or, as determined in good faith by senior management or the Board of Directors of the Company, to be of comparable or greater usefulness to the business of the Company and the Restricted Subsidiaries as a whole;
     (g) foreclosure, exercise of termination rights or any similar action with respect to any property or any other asset of the Company or any Restricted Subsidiaries;
     (h) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (i) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
     (j) any sale of inventory, trading stock or other assets in the ordinary course of business;
     (k) any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property;
     (l) an issuance of Capital Stock pursuant to an equity incentive or compensation plan approved by the Board of Directors;
     (m) dispositions consisting of the granting of Permitted Liens;
     (n) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;
     (o) any disposition of Capital Stock of a Restricted Subsidiary pursuant to an agreement or other obligation with or to a Person (other than the Company or a Restricted Subsidiary) from whom such Restricted Subsidiary was acquired or from whom such Restricted Subsidiary acquired its business and assets (having been newly formed in connection with such acquisition), made as part of such acquisition and in each case comprising all or a portion of the consideration in respect of such sale or acquisition;
     (p) any surrender or waiver of contract rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind;
     (q) a transfer (including by capital contribution) of accounts receivable and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary or any Restricted Subsidiary (x) in a Qualified Receivables Financing or (y) pursuant to any other factoring on arm’s length terms or (z) in the ordinary course of business;
     (r) the sale of any property in a Sale/Leaseback Transaction not prohibited by this Indenture with respect to any assets built or acquired by the Company or any Restricted Subsidiary after the Issue Date;

     (s) in the ordinary course of business, any lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater Fair Market Value or, as determined in good faith by senior management or the Board of Directors of the Company, to be of comparable or greater usefulness to the business of the Company and the Restricted Subsidiaries as a whole; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.06; and
     (t) sales or other dispositions of Equity Interests in joint ventures in existence on the Issue Date.
     “Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement and the other Credit Agreement Documents, in each case as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of such Credit Agreement), including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.
     “Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.
     “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City.
     “Capital Stock” means:
(1) in the case of a corporation, corporate stock or shares;
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
     “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

     “Cash Equivalents” means:
(1) US dollars, pounds sterling, euro, the national currency of any member state in the European Union or, in the case of any Restricted Subsidiary that is not organized or existing under the laws of the United States, any member state of the European Union or any state or territory thereof, such local currencies held by it from time to time in the ordinary course of business;
(2) securities issued or directly and fully guaranteed or insured by the US, U.K., Canadian, Swiss or Japanese government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;
(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);
(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5) commercial paper issued by a corporation (other than an Affiliate of the Company) rated at least “A-2” or the equivalent thereof by S&P or “P-2” or the equivalent thereof by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;
(6) readily marketable direct obligations issued by any state of the United States of America, any province of Canada, any member of the European Monetary Union, the United Kingdom, Switzerland or Norway or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency), in each case with maturities not exceeding two years from the date of acquisition;
(7) Indebtedness issued by Persons (other than the Company or any of its Affiliates) with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition;
(8) for the purpose of paragraph (a) of the definition of “Asset Sale,” any marketable securities of third parties owned by the Company or the Restricted Subsidiaries on the Issue Date;
(9) interest in investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above; and
(10) instruments equivalent to those referred to in clauses (1) through (8) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and commonly used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.
     “Change of Control” means the occurrence of any of the following events:
(1) the sale, lease or transfer, in one or a series of transactions, of all or Substantially All the assets of the Company and its Subsidiaries, taken as a whole, to a Person other than, directly or indirectly, any of the Permitted Holders;
(2) the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of the Company; or
(3) the Company ceases to own, directly or indirectly, 100% of the Capital Stock of the Issuer, other than directors’ qualifying shares or other de minimis shareholdings required by law.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount and bond premium, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations (provided, however, that if Hedging Obligations result in net benefits received by such Person, such benefits shall be credited to reduce Consolidated Interest Expense to the extent paid in cash unless, pursuant to GAAP, such net benefits are otherwise reflected in Consolidated Net Income) and excluding amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and expensing of any bridge commitment or other financing fees); plus
(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (but excluding any capitalizing interest on Subordinated Shareholder Funding); plus
(3) commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than the Company and the Restricted Subsidiaries; minus

(4) interest income for such period.
     “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication:
(1) any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto) including severance expenses, relocation costs and expenses and expenses or charges related to any Equity Offering, Permitted Investment, acquisition (including integration costs) or Indebtedness permitted to be Incurred by this Indenture (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments made under the UCI Acquisition Document, in each case, shall be excluded;
(2) any increase in amortization or depreciation or any one-time non-cash charges or increases or reductions in Net Income, in each case resulting from purchase accounting in connection with the UCI Transactions or any acquisition that is consummated after the Issue Date shall be excluded;
(3) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;
(4) any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;
(5) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Company) shall be excluded;
(6) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness or Hedging Obligations or other derivative instruments shall be excluded;
(7) the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;
(8) solely for the purpose of determining the amount available for Restricted Payments under clause (1) of the definition of Cumulative Credit, the Net Income for such period of any Restricted Subsidiary (other than the Issuer or any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived or are permitted under Section 4.05; provided, however, that the Consolidated Net Income of such Person shall be increased by the amount of dividends or other distributions or other payments actually paid in cash (or converted into cash) by any such Restricted Subsidiary to such Person, to the extent not already included therein;
(9) an amount equal to the amount of Tax Distributions actually made to any parent of such Person in respect of such period in accordance with Section 4.04(b)(xii) shall be included as though such amounts had been paid as income taxes directly by such Person for such period;
(10) any non-cash impairment charges or asset write-offs, and the amortization of intangibles arising in each case pursuant to GAAP shall be excluded;
(11) any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants and sales of stock, stock appreciation or similar rights, stock options or other rights to officers, directors and employees shall be excluded;
(12) any (a) one-time non-cash compensation charges, (b) the costs and expenses after the Issue Date related to employment of terminated employees, (c) costs or expenses realized in connection with, resulting from or in anticipation of the UCI Transactions or (d) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on the Issue Date of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;
(13) accruals and reserves that are established or adjusted as a result of the UCI Transactions (including as a result of the adoption or modification of accounting policies in connection with the UCI Transactions) within 12 months after the Issue Date and that are so required to be established in accordance with GAAP shall be excluded;
(14) solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-wholly owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;
(15) (a) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP shall be excluded;
(16) unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the applications of the applicable standard under GAAP shall be excluded; and

(17) solely for the purpose of calculating Restricted Payments, the difference, if positive, of the Consolidated Taxes of the Company calculated in accordance with GAAP and the actual Consolidated Taxes paid in cash by the Company during any Reference Period shall be included.
     Notwithstanding the foregoing, for the purpose of Section 4.04 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries of the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under Section 4.04 pursuant to clauses (5) and (6) of the definition of Cumulative Credit.
     “Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.
     “Consolidated Taxes” means with respect to any Person for any period, provision for taxes based on income, profits or capital, including, without limitation, national, state, franchise and similar taxes and any Tax Distributions taken into account in calculating Consolidated Net Income.
     “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor;
(2) to advance or supply funds:
     (a) for the purchase or payment of any such primary obligation, or
     (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
     “Corporate Trust Office” means the corporate trust office of the Trustee, which on the date hereof is located at 50 South Sixth Street, Suite 1290, Minneapolis, MN 55402.
     “Credit Agreement” means (i) the Senior Secured Credit Facilities and (ii) whether or not the instruments referred to in clause (i) remain outstanding, if designated by the Company to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances) or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuer and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
     “Credit Agreement Documents” means the collective reference to the Credit Agreement, any notes issued pursuant thereto and the guarantees thereof and any security or collateral documents entered into in relation thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.
     “Cumulative Credit” means the sum of (without duplication):
(1) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period, the “Reference Period”) from the beginning of the fiscal quarter during which the Issue Date occurred to the end of the most recently ended fiscal quarter for which internal financial statements of the Company are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus
(2) 100% of the aggregate net proceeds, including cash and the Fair Market Value of property other than cash received by the Company after the Issue Date (other than net proceeds to the extent such net proceeds have been used to Incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to Section 4.03(b)(xxii)) from the issue or sale of Equity Interests of the Company or Subordinated Shareholder Funding to the Company (excluding Refunding Capital Stock (as defined below), Designated Preferred Stock, Excluded Contributions and Disqualified Stock and other than Equity Interests issued in connection with the UCI Transactions), including Equity Interests issued upon exercise of warrants or options (other than an issuance or sale to a Restricted Subsidiary); plus
(3) 100% of the aggregate amount of contributions to the capital of the Company received in cash and the Fair Market Value of property other than cash received after the Issue Date (other than Excluded Contributions, Refunding Capital Stock, Designated Preferred Stock, and Disqualified Stock and other than contributions (x) to the extent such contributions have been used to Incur Indebtedness, Disqualified Stock, or Preferred Stock pursuant to Section 4.03(b)(xxii) or (y) made in connection with the UCI Transactions); plus
(4) the principal amount of any Indebtedness, or the liquidation preference or maximum fixed repurchase price, as the case may be, of any Disqualified Stock of the Company or any Restricted Subsidiary thereof issued after the Issue Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary) which has been converted into or exchanged for Equity Interests in or Subordinated Shareholder Funding of the Company (other than Disqualified

Stock) or any direct or indirect parent of the Company (provided in the case of any parent, such Indebtedness or Disqualified Stock is retired or extinguished); plus
(5) 100% of the aggregate amount received after the Issue Date by the Company or any Restricted Subsidiary in cash and the Fair Market Value of property other than cash received by the Company or any Restricted Subsidiary:
     (a) from the sale or other disposition (other than to the Company or a Restricted Subsidiary and other than in connection with the UCI Transactions) of Restricted Investments made after the Issue Date by the Company or the Restricted Subsidiaries and from repurchases and redemptions after the Issue Date of such Restricted Investments from the Company or the Restricted Subsidiaries by any Person (other than the Company or any Restricted Subsidiaries) and from repayments of loans or advances and releases of guarantees, which constituted Restricted Investments made after the Issue Date (other than in each case to the extent that the Restricted Investment was made pursuant to Section 4.04(b)(vii) or 4.04(b)(x)),
     (b) from the sale (other than to the Company or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary, or
     (c) from a distribution or dividend from an Unrestricted Subsidiary; plus
(6) in the event any Unrestricted Subsidiary of the Company has been redesignated as a Restricted Subsidiary after the Issue Date or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Company or a Restricted Subsidiary after the Issue Date, the Fair Market Value (and, if such Fair Market Value exceeds $20.0 million, such Fair Market Value shall be set forth in a written resolution of a majority of the Board of Directors of the Company) of the Investment of the Company in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after taking into account any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to Section 4.04(b)(vii) or 4.04(b)(x) or constituted a Permitted Investment.
     “Currency Agreement” means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency futures contract, currency option contract, currency derivative or other similar agreement to which such Person is a party or beneficiary.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or one of the Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, less the amount of Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

     “Designated Preferred Stock” means Preferred Stock of the Company or any direct or indirect parent of the Company (other than Disqualified Stock), that is issued for cash (other than to the Company or any of its Subsidiaries or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers’ Certificate, on the issuance date thereof.
     “Disinterested Directors” means, with respect to any Affiliate Transaction, one or more members of the Board of Directors of the Company or any parent company of the Company having no material direct or indirect financial interest in or with respect to such Affiliate Transaction. A member of any such Board of Directors shall not be deemed to have such a financial interest by reason of such member’s holding of Equity Interests of the Company or any parent company of the Company or any options, warrants or other rights in respect of such Equity Interests.
     “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:
(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are not materially more disadvantageous to the holders of the Notes than is customary in comparable transactions (as determined in good faith by the Company));
(2) is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person; or
(3) is redeemable at the option of the holder thereof, in whole or in part (other than solely as a result of a change of control or asset sale), in each case prior to 91 days after the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.
     “Domestic Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is incorporated or organized under the laws of the United States of America or any state thereof or the District of Columbia.

     “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:
(1) Consolidated Taxes; plus
(2) Consolidated Interest Expense; plus
(3) Consolidated Non-cash Charges; plus
(4) business optimization expenses and other restructuring charges, expenses or reserves; provided that, with respect to each business optimization expense or other restructuring charge, expense or reserve, the Company shall have delivered to the Trustee an Officers’ Certificate specifying and quantifying such expense, charge or reserve and stating that such expense, charge or reserve is a business optimization expense or other restructuring charge or reserve, as the case may be; plus
(5) the amount of management, monitoring, consulting and advisory fees and related expenses paid to Rank (or any accruals relating to such fees and related expenses) during such period pursuant to the terms of the agreements between Rank, the Company and its Subsidiaries as described with particularity in the Offering Circular and as in effect on the Issue Date; plus
(6) all add backs reflected in the financial presentation of “Adjusted EBITDA” in the section called “Summary — Summary Historical UCI International Financial Information” of the Offering Circular in the amounts set forth in and as further described in that section of the Offering Circular, but only to the extent such add backs occurred in the consecutive four quarter period used in the calculations of Fixed Charge Coverage Ratio, Senior Secured First Lien Leverage Ratio and Secured Leverage Ratio, as the case may be; less, without duplication;
(7) non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDA in any prior period and any items for which cash was received in a prior period); less
(8) all deductions reflected in the financial presentation of “Adjusted EBITDA” in the section called “Summary — Summary Historical UCI International Financial Information” of the Offering Circular in the amounts set forth in and as further described in that section of the Offering Circular, but only to the extent such deductions occurred in the consecutive four quarter period used in the calculations of Fixed Charge Coverage Ratio, Senior Secured First Lien Leverage Ratio and Secured Leverage Ratio, as the case may be.
     “Equity Contribution” means the cash to be contributed by Rank to the Issuer as contemplated in the UCI Acquisition Document.
     “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     “Equity Offering” means any public or private sale after the Issue Date of ordinary shares or Preferred Stock of the Company or any direct or indirect parent of the Company (other than Disqualified Stock), other than:
(1) public offerings registered on Form S-8;
(2) issuances to any Subsidiary of the Company; and
(3) any such public or private sale that constitutes an Excluded Contribution.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Excluded Contributions” means the Cash Equivalents or other assets (valued at their Fair Market Value as determined in good faith by senior management or the Board of Directors of the Company) received by the Company, after the Issue Date from:
(1) contributions to its common equity capital; or
(2) the sale (other than to a Subsidiary of the Company or to any Subsidiary management equity plan or stock option plan or any other management or employee benefit plan or agreement) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company,
in each case designated as Excluded Contributions pursuant to an Officers’ Certificate executed by an Officer of the Company on or promptly after the date such capital contributions are made or the date such Capital Stock is sold, as the case may be.
     “Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the Company except as otherwise provided in this Indenture).
     “Financial Assistance Restricted Subsidiary” means any Restricted Subsidiary that is prevented from being a Guarantor due to applicable financial assistance laws; provided, however, that such Restricted Subsidiary shall become a Guarantor upon or as soon as reasonably practical after (but not later than 90 days after (subject to the expiration of applicable waiting periods and compliance with applicable laws)) such financial assistance laws no longer prevent such Restricted Subsidiary from being a Guarantor if it would otherwise be required to be a Guarantor pursuant to Section 4.11.
     “First Lien Obligations” means (i) all Secured Indebtedness secured by a Lien that has equal priority with, ranks pari passu with, or is otherwise on parity with, or ranks prior to, ahead of, or otherwise senior to, the Lien in respect of the Senior Secured Credit Facilities, (ii) all other Obligations (not constituting Indebtedness) of the Company and its Restricted Subsidiaries under the agreements governing such Secured Indebtedness described in clause (i) to this definition and (iii) all other Obligations of the Company or any of its Restricted Subsidiaries in respect of

Hedging Obligations or Obligations in respect of cash management services, in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services.
     “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness (other than in the case of revolving credit borrowings or revolving advances in which case interest expense shall be computed based upon the average daily balance of such Indebtedness during the applicable period) or issues, repurchases or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that (i) the pro forma calculation of Consolidated Interest Expense shall not give effect to (a) any Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued on the date of determination pursuant to Section 4.03(b) and (b) the repayment, repurchase or redemption of any Indebtedness, Disqualified Stock or Preferred Stock to the extent such repayment, repurchase or redemption results from the proceeds of Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued pursuant to Section 4.03(b) and (ii) for purposes of this definition only, the satisfaction and discharge of the UCI Floating Rate Senior PIK Notes and the indenture related thereto pursuant to Section 11.01(i)(B) of such indenture shall be deemed to be the redemption of Indebtedness in an amount equal to the amount deposited with the trustee for such notes pursuant to Section 11.01(i)(B) of such indenture in respect of the Indebtedness thereunder.
     For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (in each case including the UCI Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Company or any of the Restricted Subsidiaries has determined to make or made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations and consolidations (in each case including the UCI Transactions), discontinued operations and operational changes (and the change of any associated Fixed Charges (calculated in accordance with the proviso in the prior paragraph) and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.
     For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event (including, to the extent applicable, from the UCI Transactions).
     If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness if such Hedging Obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.
     “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:
(1) Consolidated Interest Expense of such Person for such period and
(2) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries.
     “Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect as of the Issue Date (such principles being referred to as “U.S. GAAP” for purposes of this definition only), except with respect to any reports or financial information required to be delivered pursuant to Section 4.02, which shall be prepared in accordance with GAAP as in effect on the date thereof; provided that, at any time after adoption of IFRS by the Company and the Issuer for their financial statements and reports for all financial reporting purposes, the Company and the Issuer may elect to apply IFRS for all purposes of this Indenture, and, upon such election (the “IFRS Election”), references in this Indenture to GAAP shall be construed to mean IFRS as in effect on the Issue Date; provided that (1) the IFRS Election, once made, shall be irrevocable except as set forth below (and shall only be made once), (2) all financial statements and reports required to be provided after the IFRS Election pursuant to this Indenture shall be prepared on the basis of IFRS, (3) from and after the IFRS Election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS with retroactive effect being given thereto assuming that the IFRS Election had been made on the Issue Date, (4) the IFRS Election shall not have the effect of rendering invalid any payment or Investment made prior to the date of the IFRS Election pursuant to Section 4.04 or any Incurrence of Indebtedness incurred prior to the date of such election pursuant to Section 4.03 (or any other action conditioned on the Company and its Restricted Subsidiaries having been able to Incur $1.00 of additional Indebtedness) if such payment, Investment, Incurrence or other action was valid under this Indenture on the date made, Incurred or taken, as the case may be and (5) all accounting terms and references in this Indenture to accounting standards shall be deemed to be references to the most comparable terms or standards under IFRS.
     Notwithstanding the foregoing, if, following the IFRS Election, the Company and the Issuer adopt U.S. GAAP for their financial statements and reports for all financial reporting purposes in connection with an initial public offering of the Issuer’s or any of its direct or indirect parents’ common stock pursuant to an effective registration under the Securities Act covering the offer and sale of the Issuer’s or any of its direct or indirect parents’ common stock, the Company and the Issuer may elect to again apply U.S. GAAP for all purposes of this Indenture, and, upon such election (the “GAAP Election”), references in this Indenture to GAAP shall be again construed to mean U.S. GAAP as in effect on the Issue Date; provided that (1) upon subsequently reporting their fiscal year results on the basis of U.S. GAAP, the Company and the Issuer shall restate their financial statements on the basis of U.S. GAAP for the fiscal year ending immediately prior to the fiscal year after the GAAP Election, (2) the GAAP Election, once made, shall be irrevocable except as set forth below (and shall only be made once); provided, however, that, in the event the Company and the Issuer have made a GAAP Election and are thereafter required by applicable law to apply IFRS in lieu of U.S. GAAP (any such change, a “Required Change”), they shall be entitled to apply IFRS (it being understood and agreed that, upon subsequently reporting their fiscal year results on the basis of IFRS, the Company and the Issuer shall restate their financial statements on the basis of IFRS for the fiscal year ending immediately prior to the fiscal year after such Required Change and references in this Indenture to GAAP shall be construed to mean IFRS as in effect on the Issue Date), (3) all financial statements and reports required to be provided after the GAAP Election pursuant to this Indenture shall be prepared on the basis of U.S. GAAP, (4) from and after the GAAP Election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with U.S. GAAP with retroactive effect being given thereto assuming that the GAAP Election had been made on the Issue Date and (5) the GAAP Election shall not have the effect of rendering invalid any payment or Investment made prior to the date of such election pursuant to Section 4.04 or any Incurrence of Indebtedness incurred prior to the date of such election pursuant to Section 4.03 (or any other action conditioned on the Company and its Restricted Subsidiaries having been able to Incur $1.00 of additional Indebtedness) if such payment, Investment, Incurrence or other action was valid under this Indenture on the date made, Incurred or taken, as the case may be.

     The Company and the Issuer shall give notice of any IFRS Election or GAAP Election to the Trustee and the Holders within 15 days of such election. For the avoidance of doubt, solely making an IFRS Election or GAAP Election (without any other action) will not be treated as an Incurrence of Indebtedness.
     “Guarantee” means any guarantee of the obligations of the Issuer under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.
     “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
     “Guarantors” means (x) the Company and the Restricted Subsidiaries (other than the Issuer) that have granted a guarantee with respect to the Senior Secured Credit Facilities as of the Issue Date in connection with the UCI Acquisition and (y) any Person that subsequently becomes a Guarantor in accordance with the terms of this Indenture; provided, however, that upon the release or discharge of such Person from its Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.
     “Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and
(2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.
     “holder”, “Holder” or “noteholder” means the Person in whose name a Note is registered on the Registrar’s books.
     “IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
     “including” means including without limitation.
     “Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
     “Indebtedness” means, with respect to any Person (without duplication):
(1) the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (d) in respect of Capitalized Lease Obligations or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
(2) to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);
(3) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person; and
(4) to the extent not otherwise included, with respect to the Company and the Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Company or any Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of the Company or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing) to the extent there is recourse to the Company or the Restricted Subsidiaries (as that term is understood in the context of recourse and non-recourse receivable financings);
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) Contingent Obligations Incurred in the ordinary course of business and not in respect of borrowed money; (2) deferred or prepaid revenues or marketing fees; (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; (4) Obligations under or in respect of Qualified Receivables Financing; (5) obligations under the UCI Acquisition Document; or (6) Subordinated Shareholder Funding.
     Notwithstanding anything in this Indenture to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Indenture as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under this Indenture but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under this Indenture.

     “Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of the Company, qualified to perform the task for which it has been engaged.
     “Initial Purchasers” means Credit Suisse Securities (USA) LLC, HSBC Securities (USA) Inc. and Nomura Securities North America, LLC.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
     “Investment Grade Securities” means:
(1) securities issued or directly and fully guaranteed or insured by the US, U.K., Canadian, Swiss or Japanese government or any member state of the European Monetary Union or any agency or instrumentality thereof (other than Cash Equivalents);
(2) securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s or BBB- (or equivalent) by S&P, or an equivalent rating by any other Rating Agency, but excluding any debt securities or loans or advances between and among the Company and its Subsidiaries;
(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and
(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.
     “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers in the ordinary course of business and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04:
(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to:

     (a) the Company’s “Investment” in such Subsidiary at the time of such redesignation; less
     (b) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and
(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.
     “Issue Date” means January 26, 2011, the date on which the Notes are originally issued.
     “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.
     “Management Group” means the group consisting of the directors, executive officers and other management personnel of the Company or any direct or indirect parent of the Company on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Company or any direct or indirect parent of the Company was approved by a vote of a majority of the directors of the Company or any direct or indirect parent of the Company, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Company or any direct or indirect parent of the Company, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of the Company or any direct or indirect parent of the Company.
     “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
     “Net Income” means, with respect to any Person, the Net Income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
     “Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received in respect of or upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale and any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding the assumption by the acquiring person of Indebtedness relating to the disposed assets or other consideration received in any other non-cash form), net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration (including, without limitation, legal, accounting and investment banking fees, and brokerage and sales commissions), any relocation expenses Incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements related thereto), amounts required to be applied to the repayment of principal, premium (if any) and interest on Indebtedness required (other than pursuant to Section 4.06(b)(i)) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Company as a reserve in accordance with GAAP against any liabilities associated with the asset disposed in such transaction and retained by the Company after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
     “Note Documents” means (a) the Notes, the Guarantees and this Indenture and (b) any other related document or instrument executed and delivered pursuant to any Note Document described in clause (a) evidencing or governing any Obligations thereunder.
     “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of the Trustee and other third parties other than the holders of the Notes.
     “Obligor” means the Company, the Issuer or a Guarantor.
     “Offering Circular” means the Confidential Offering Circular dated January 11, 2011, with respect to the offering of the Notes.
     “Officer” of any Person means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of such Person or any other person that the board of directors of such person shall designate for such purpose.
     “Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company or of a Subsidiary or parent of the Company that is designated by the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer, the principal accounting officer or similar position of the Company or such Subsidiary or parent that meets the requirements set forth in this Indenture and is in form and substance satisfactory to the Trustee.
     “Opinion of Counsel” means a written opinion addressed to the Trustee from legal counsel in form and substance satisfactory to the Trustee. The counsel may be an employee of or counsel to the Company.
     “Permitted Holders” means, at any time, each of (i) Rank, (ii) the Management Group and (iii) any Person acting in the capacity of an underwriter in connection with a public or private offering of Capital Stock of the Company or any of its Affiliates. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of this Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

     “Permitted Investments” means:
(1) any Investment in the Company or any Restricted Subsidiary;
(2) any Investment in Cash Equivalents or Investment Grade Securities;
(3) any Investment by the Company or any Restricted Subsidiary in a Person, including in the Equity Interests of such Person, if as a result of such Investment (a) such Person becomes a Restricted Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or Substantially All of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;
(4) any Investment in securities or other assets not constituting Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 4.06 or any other disposition of assets not constituting an Asset Sale;
(5) any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date or an Investment consisting of any extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment only may be increased as required by the terms of such Investment as in existence on the Issue Date;
(6) advances to officers, directors or employees, taken together with all other advances made pursuant to this clause (6), not to exceed the greater of $2.5 million and 0.25% of Total Assets (determined at the time of such advances);
(7) any Investment acquired by the Company or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable, (b) as a result of a foreclosure by the Company or any Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default, (c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates or (d) in settlement of debts created in the ordinary course of business;
(8) Hedging Obligations permitted under Section 4.03(b)(x);
(9) any Investment by the Company or any Restricted Subsidiaries in a Similar Business having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding, not to exceed the greater of $37.5 million or 3.25% of Total Assets (determined at the time of such Investment and with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

(10) additional Investments by the Company or any Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding (after giving effect to the sale or other transfer of an Unrestricted Subsidiary to the extent the proceeds of such sale received by the Company and the Restricted Subsidiaries consists of cash and Cash Equivalents), not to exceed the greater of $10.0 million and 1.0% of Total Assets (determined at the time of such Investment and with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (10) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (10) for so long as such Person continues to be a Restricted Subsidiary;
(11) loans and advances to officers, directors or employees for business-related travel expenses, moving expenses and other similar expenses, in each case Incurred in the ordinary course of business or consistent with past practice or to fund such person’s purchase of Equity Interests of the Company or any direct or indirect parent of the Company;
(12) Investments the payment for which consists of Equity Interests or Subordinated Shareholder Funding of the Company (other than Disqualified Stock) or any direct or indirect parent of the Company, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clauses (2) and (3) of the definition of Cumulative Credit;
(13) any transaction to the extent it constitutes an Investment that is permitted by and made in accordance with the provisions of Section 4.07(c) (except transactions described in clauses (ii), (vi), (vii) and (xi)(B) of Section 4.07(c));
(14) Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;
(15) guarantees issued in accordance with Section 4.03 and Section 4.11;
(16) Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;
(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness; provided, however, that any Investment in a Receivables Subsidiary is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;
(18) any Investment in an entity or purchase of a business or assets in each case owned (or previously owned) by a customer of a Restricted Subsidiary as a condition or in connection with such customer (or any member of such customer’s group) contracting with a Restricted Subsidiary, in each case in the ordinary course of business;
(19) any Investment in an entity which is not a Restricted Subsidiary to which a Restricted Subsidiary sells accounts receivable pursuant to a Receivables Financing;
(20) Investments of a Restricted Subsidiary acquired after the Issue Date or of an entity merged into, amalgamated with, or consolidated with the Company or a Restricted Subsidiary in a transaction that is not prohibited by Section 5.01 after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(21) guarantees by the Company or any Restricted Subsidiaries of operating leases (other than Capitalized Lease Obligations), trademarks, licenses, purchase agreements or of other obligations that do not constitute Indebtedness, in each case entered into by the Company or any Restricted Subsidiary in the ordinary course of business consistent with past practice;
(22) pledges or deposits (x) with respect to leases or utilities provided to third parties in the ordinary course of business or (y) that are otherwise a Permitted Lien or made in connection with a Permitted Lien; and
(23) any Indebtedness permitted under Section 4.03(b)(xxv).
     “Permitted Liens” means, with respect to any Person:
(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or US government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue by more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;
(3) Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings and for which there are adequate reserves set aside in accordance with GAAP or the non-payment of which in the aggregate would not reasonably be expected to have a material adverse effect on the Company and the Restricted Subsidiaries taken as a whole;
(4) Liens (i) required by any regulatory or government authority or (ii) in favor of the Company of performance and surety bonds or bid bonds or letters of credit or completion guarantees issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties Incurred in the ordinary course of business and title defects or irregularities that are of a minor nature and which do not in the aggregate materially impair the operation of the business of such Person;
(6) (i) Liens securing an aggregate principal amount of Indebtedness not to exceed the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Secured Leverage Ratio of the Company to exceed 4.00 to 1.00, and Liens securing guarantees of such Indebtedness; (ii) Liens securing Indebtedness Incurred pursuant to Section 4.03(b)(i) and Liens securing guarantees of such Indebtedness; (iii) Liens securing Indebtedness Incurred pursuant to Section 4.03(b)(iv) and Liens securing guarantees of such Indebtedness; provided, however, with respect to Liens permitted by this clause (iii), such Lien shall be limited to the assets being financed and assets and property affixed or appurtenant thereto and (iv) Liens securing Indebtedness Incurred pursuant to Section 4.03(b)(xxvi);
(7) Liens existing on the Issue Date (other than Liens described in clause (6));
(8) Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to a Lien in respect of the arrangements under which such Liens arose) that secured the obligations to which the original Liens relate (plus improvements on such property);
(9) Liens on assets or property at the time the Company or a Restricted Subsidiary acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to a Lien in respect of the arrangements under which such Liens arose) that secured the obligations to which the original Liens relate (plus improvements on such property);
(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be Incurred in accordance with Section 4.03;
(11) Liens securing Hedging Obligations not Incurred in violation of this Indenture;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13) leases, subleases, licenses and sublicenses of real property which do not materially interfere with the ordinary conduct of the business of the Company or any Restricted Subsidiaries;
(14) Liens on assets or property of the Company or any Restricted Subsidiary securing the Notes or any Guarantees;
(15) Liens in favor of the Company or any Guarantor;
(16) Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;
(17) deposits made in the ordinary course of business to secure liability to insurance carriers;
(18) Liens on the Equity Interests of Unrestricted Subsidiaries and on the Equity Interests of joint ventures securing obligations of such joint ventures;
(19) grants of software and other technology licenses in the ordinary course of business;
(20) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6), (7), (8), (9) and (20); provided, however, that (x) such new Lien shall be limited to all or part of the same property (including any after acquired property to the extent it would have been subject to a Lien in respect of the Indebtedness being refinanced, refunded, extended, renewed or replaced) that secured the original Lien as in effect immediately prior to the refinancing, refunding, extension, renewal or replacement of the Indebtedness secured by such Lien (plus improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9) and (20) at the time the original Lien became a Permitted Lien under this Indenture and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) such new Lien shall not have priority over, rank ahead of, or otherwise be senior pursuant to any intercreditor agreement to the original Lien securing the Indebtedness being refinanced, refunded, extended, renewed or replaced; provided further, however, that in the case of any Liens to secure any refinancing, refunding, extension, renewal or replacement of Indebtedness secured by a Lien referred to in any of clauses (6), (7), (8) or (9), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension, renewal or replacement shall be deemed secured by a Lien under such original clause and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause 6(i);

(21) Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to the Company’s or such Restricted Subsidiary’s client at which such equipment is located;
(22) judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(23) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(24) Liens arising by virtue of any statutory or common law provisions relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository or financial institution;
(25) any interest or title of a lessor under any Capitalized Lease Obligation;
(26) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(27) Liens Incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;
(28) other Liens securing obligations Incurred in the ordinary course of business which obligations do not exceed $25.0 million at any one time outstanding;
(29) Liens arising from Uniform Commercial Code filings regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;
(30) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents;
(31) Liens on property or assets under construction (and related rights) in favor of a contractor or developer or arising from progress or partial payments by a third party relating to such property or assets prior to completion; and
(32) any Liens that arise in favor of the trustee for, or the holders of, the UCI Floating Rate Senior PIK Notes in connection with the deposit of funds with such trustee to pay and discharge the indebtedness under the UCI Floating Rate Senior PIK Notes as part of the UCI Transactions.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding-up.

     “Public Debt” means any Indebtedness consisting of bonds, debentures, notes or other similar debt securities issued in (a) a public offering registered under the Securities Act or (b) a private placement to institutional investors that is underwritten for resale in accordance with Rule 144A or Regulation S of such Act, whether or not it includes registration rights entitling the holders of such debt securities to registration thereof with the SEC. The term “Public Debt” (i) shall not include the Notes (or any Additional Notes) and (ii) for the avoidance of doubt, shall not be construed to include any Indebtedness issued to institutional investors in a direct placement of such Indebtedness that is not underwritten by an intermediary (it being understood that, without limiting the foregoing, a financing that is distributed to not more than 10 Persons (provided that multiple managed accounts and affiliates of any such Persons shall be treated as one Person for the purposes of this definition) shall be deemed not to be underwritten), or any commercial bank or similar Indebtedness, Capitalized Lease Obligation or recourse transfer of any financial asset or any other type of Indebtedness Incurred in a manner not customarily viewed as a “securities offering.”
     “Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from the Company or any of its Subsidiaries to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.
     “Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:
(1) the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company or, as the case may be, the Subsidiary in question;
(2) all sales of accounts receivable and related assets are made at Fair Market Value; and
(3) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.
     The grant of a security interest in any accounts receivable of the Company or any of its Subsidiaries (other than a Receivables Subsidiary or the Subsidiary undertaking such Receivables Financing) to secure Indebtedness under the Credit Agreement, Indebtedness in respect of the Notes or any Refinancing Indebtedness with respect to the Notes shall not be deemed a Qualified Receivables Financing.
     “Rank” means (i) Mr. Graeme Richard Hart (or his estate, heirs, executor, administrator or other personal representative, or any of his immediate family members or any trust, fund or other entity which is controlled by his estate, heirs or any of his immediate family members), and any of his or their Affiliates (each a “Rank Party”) and (ii) any Person that forms a group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) with any Rank Party; provided that in the case of (ii) (x) a Rank Party owns a majority of the voting power of the Voting Stock of the Company or any direct or indirect parent of the Company, (y) no other Person has beneficial ownership of any of the Voting Stock included in determining whether the threshold set forth in clause (x) has been satisfied and (z) a Rank Party controls a majority of the Board of Directors of each of the Company or any direct or indirect parent of the Company, as applicable.
     “Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by the Company or any direct or indirect parent of an Company as a replacement agency for Moody’s or S&P, as the case may be.
     “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.
     “Receivables Financing” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary or (b) any other Person, or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by the Company or any such Subsidiary in connection with such accounts receivable.
     “Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
     “Receivables Subsidiary” means a Wholly Owned Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company in which the Company or any of Subsidiary of the Company makes an Investment and to which the Company or any Restricted Subsidiary transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and that is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

     (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Restricted Subsidiary (excluding guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is with recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
     (b) with which neither the Company nor any other Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of any Company; and
     (c) to which neither the Company nor any other Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
     Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
     “Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements between the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
     “Representative” means the trustee, agent or representative (if any) for any Indebtedness; provided that if, and for so long as, any Indebtedness lacks such a Representative, then the Representative for such Indebtedness shall at all times constitute the holder or holders of a majority in outstanding principal amount of obligations under such Indebtedness.
     “Restricted Cash” means cash and Cash Equivalents held by the Company or any Restricted Subsidiaries that are contractually restricted from being distributed or otherwise paid to the Company or not available for general corporate purposes, except for such restrictions that are contained in agreements governing Indebtedness permitted under this Indenture.
     “Restricted Investment” means an Investment other than a Permitted Investment.
     “Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this

Indenture, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Company.
     “Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries.
     “S&P” means Standard & Poor’s Ratings Group or any successor to the rating agency business thereof.
     “SEC” means the Securities and Exchange Commission.
     “Secured Indebtedness” means any Indebtedness secured by a Lien.
     “Secured Leverage Ratio” means, with respect to any Person at any date, the ratio of (i) Secured Indebtedness of such Person less the amount of Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding the Secured Leverage Calculation Date (as defined below). In the event that such Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Secured Indebtedness subsequent to the commencement of the period for which the Secured Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Secured Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Company may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Secured Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Secured Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.
     For purposes of making the computation referred to above, (a) Indebtedness under the UCI Floating Rate Senior PIK Notes shall not be included in the calculation of Secured Indebtedness if, and to the extent that, funds have been deposited with the trustee for the UCI Floating Rate Senior PIK Notes in connection with the repayment and discharge of such Indebtedness as part of the UCI Transactions and (b) Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the UCI Transactions) and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Company or any of the Restricted Subsidiaries has determined to make or have made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the UCI Transactions), discontinued

operations and other operational changes (and the change of any associated Secured Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.
     For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event (including, to the extent applicable, from the UCI Transactions).
     “Securities Act” means the US Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
     “Senior Indebtedness” means, with respect to any Person, (a) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred and (b) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (a), unless, in the case of clauses (a) and (b), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations in respect thereof are subordinate in right of payment to the Notes or the Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:
(1) any obligation of such Person to the Company or any Subsidiary of the Company;
(2) any liability for national, state, local or other taxes owed or owing by such Person;
(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof (other than by way of letter of credit, bank guarantee, performance or other bond, or other similar obligation) or instruments evidencing such liabilities);
(4) any Capital Stock;
(5) any Indebtedness or other Obligation of such Person which is subordinate or junior in right of payment to any other Indebtedness or other Obligation of such Person; or

(6) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.
     “Senior Secured Credit Facilities” means the Credit Agreement dated as of January 26, 2011, among, among others, the Issuer, the Company and Credit Suisse AG, as administrative agent, the other financial institutions party thereto, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder (subject to compliance with Section 4.03 and Section 4.12) or altering the maturity thereof.
     “Senior Secured First Lien Indebtedness” means, with respect to any Person at any date, the sum of (without duplication) (A) Indebtedness under the Senior Secured Credit Facilities, (B) all other Indebtedness Incurred pursuant to clause (a) of Permitted Debt and (C) to the extent not included in clauses (A) or (B), all other First Lien Obligations of such Person and its Restricted Subsidiaries, in each case as of such date (determined on a consolidated basis in accordance with GAAP).
     “Senior Secured First Lien Leverage Ratio” means, with respect to any Person at any date, the ratio of (i) Senior Secured First Lien Indebtedness less the amount of Cash Equivalents in excess of any Restricted Cash that would be stated on the balance sheet of such Person and its Restricted Subsidiaries and held by such Person and its Restricted Subsidiaries as of such date of determination to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding the Senior Secured First Lien Leverage Calculation Date (as defined below). In the event that such Person or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Senior Secured First Lien Indebtedness subsequent to the commencement of the period for which the Senior Secured First Lien Leverage Ratio is being calculated but prior to the event for which the calculation of the Senior Secured First Lien Leverage Ratio is made (the “Senior Secured First Lien Leverage Calculation Date”), then the Senior Secured First Lien Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Senior Secured First Lien Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided, however, that the Company may elect pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Senior Secured First Lien Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Senior Secured First Lien Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.
     For purposes of making the computation referred to above, (a) Indebtedness under the UCI Floating Rate Senior PIK Notes shall not be included in the calculation of Senior Secured First Lien Indebtedness if, and to the extent that, funds have been deposited with the trustee for the UCI Floating Rate Senior PIK Notes in connection with the repayment and discharge of such Indebtedness as part of the UCI Transactions and (b) Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the UCI Transactions) and discontinued

operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that the Company or any of the Restricted Subsidiaries has determined to make or have made during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Senior Secured First Lien Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, amalgamations, consolidations (including the UCI Transactions), discontinued operations and other operational changes (and the change of any associated Senior Secured First Lien Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, amalgamation, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Senior Secured First Lien Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, amalgamation, consolidation or operational change had occurred at the beginning of the applicable four-quarter period.
     For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Company as set forth in an Officers’ Certificate, to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from the applicable pro forma event (including, to the extent applicable, from the UCI Transactions).
     “Significant Subsidiary” means any Restricted Subsidiary that meets any of the following conditions:
(1) the Company’s and the Restricted Subsidiaries’ investments in and advances to the Restricted Subsidiary exceed 10% of the total assets of the Company and the Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year;
(2) the Company’s and the Restricted Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the Restricted Subsidiary exceeds 10% of the total assets of the Company and the Restricted Subsidiaries on a consolidated basis as of the end of the most recently completed fiscal year; or
(3) the Company’s and the Restricted Subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the Restricted Subsidiary exceeds 10% of such income of the Company and the Restricted Subsidiaries on a consolidated basis for the most recently completed fiscal year.

     “Similar Business” means (a) any businesses, services or activities engaged in by the Company or any of its Subsidiaries on the Issue Date and (b) any businesses, services and activities engaged in by the Company or any of its Subsidiaries that are related, complementary, incidental, ancillary or similar to any of the foregoing or are extensions or developments of any thereof.
     “Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
     “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the Company unless such contingency has occurred).
     “Subordinated Indebtedness” means (a) with respect to the Company, any Indebtedness of the Company which is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms subordinated in right of payment to its Guarantee.
     “Subordinated Shareholder Funding” means, collectively, any funds provided to the Company by any direct or indirect parent, any Affiliate of any direct or indirect parent or any Permitted Holder or any Affiliate thereof, in exchange for or pursuant to any security, instrument or agreement other than Capital Stock, in each case issued to and held by any of the foregoing Persons, together with any such security, instrument or agreement and any other security or instrument other than Capital Stock issued in payment of any obligation under any Subordinated Shareholder Funding; provided, however, that such Subordinated Shareholder Funding:
(1) does not (including upon the happening of any event) mature or require any amortization, redemption or other repayment of principal or any sinking fund payment prior to the first anniversary of the Stated Maturity of the Notes (other than through conversion or exchange of such funding into Capital Stock (other than Disqualified Stock) of the Company or any funding meeting the requirements of this definition) or the making of any such payment prior to the first anniversary of the Stated Maturity of the Notes is restricted by any intercreditor agreement;
(2) does not (including upon the happening of any event) require, prior to the first anniversary of the Stated Maturity of the Notes, payment of cash interest, cash withholding amounts or other cash gross-ups, or any similar cash amounts or the making of any such payment prior to the first anniversary of the Stated Maturity of the Notes is restricted by any intercreditor agreement;

(3) contains no change of control or similar provisions and does not accelerate and has no right to declare a default or event of default or take any enforcement action or otherwise require any cash payment (in each case, prior to the first anniversary of the Stated Maturity of the Notes) or the payment of any amount as a result of any such action or provision, or the exercise of any rights or enforcement action (in each case, prior to the first anniversary of the Stated Maturity of the Notes) is restricted by any intercreditor agreement;
(4) does not provide for or require any security interest or encumbrance over any asset of the Company or any of its Subsidiaries; and
(5) pursuant to its terms or pursuant to any intercreditor agreement, is fully subordinated and junior in right of payment to the Notes pursuant to subordination, payment blockage and enforcement limitation terms which are customary in all material respects for similar funding;
provided that any event or circumstance that results in such subordinated obligation ceasing to qualify as Subordinated Shareholder Funding, including it ceasing to be held by any direct or indirect parent, any Affiliate of any direct or indirect parent or any Permitted Holder or any Affiliate thereof, shall constitute an Incurrence of such Indebtedness by the Company or such Restricted Subsidiary.
     “Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
     “Subsidiary Guarantor” means each Guarantor that is a Subsidiary of the Company.
     “Substantially All” when used in relation to assets, means assets of the relevant entity or entities having a market value of at least 75% of the market value of all of the assets of such entity or entities at the date of the relevant transactions.
     “Tax Distributions” means any distributions described in Section 4.04(b)(xii).
     “Taxes” means all present and future taxes, levies, imposts, deductions, charges, duties and withholdings and any charges of a similar nature (including interest, penalties and other liabilities with respect thereto) that are imposed by any government or other taxing authority.
     “Total Assets” means the total consolidated assets of the Company and the Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

     “Treasury Rate” (as determined by the Company) means, with respect to the Notes, as of any redemption date, the yield to maturity as of such date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the date the redemption notice is mailed (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to February 15, 2015; provided, however, that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trust Officer” means any officer within the corporate trust department of the Trustee, including any managing director, vice president, senior associate or any other officer of the Trustee (1) who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and (2) who shall have direct responsibility for the administration of this Indenture.
     “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
     “Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939, as amended and as in effect on the date hereof.
     “UCI” means United Components, Inc., a wholly owned subsidiary of UCI International.
     “UCI Acquisition” means the acquisition by the Company, through the Issuer, of all of the outstanding stock of UCI pursuant to the UCI Acquisition Document.
     “UCI Acquisition Document” means the Agreement and Plan of Merger, dated as of November 29, 2010, among Rank Group Limited, the Company and UCI International.
     “UCI Acquisition Holdings” means UCI Acquisition Holdings, Inc., a direct wholly owned subsidiary of UCI International and the direct parent of UCI.
     “UCI Existing Credit Facility Repayment” refers to UCI International’s loan to its indirect, wholly owned subsidiary, United Components, Inc. and the repayment in full of its Indebtedness under the credit agreement, dated as of September 23, 2010, among UCI, UCI Acquisition Holdings, the Issuer and Bank of America, N.A., as administrative agent, and the other financial institutions party thereto;
     “UCI Floating Rate Senior PIK Notes” refers to the Floating Rate Senior PIK Notes due 2013 of UCI International, with an outstanding principal amount of $355.1 million as of December 31, 2010.
     “UCI International” means UCI International, Inc., an indirect wholly owned subsidiary of the Company and the direct parent of UCI Acquisition Holdings.

     “UCI Tender Offer” refers to UCI International’s offer to purchase and consent solicitations with respect to the UCI Floating Rate Senior PIK Notes.
     “UCI Transactions” refers to: (i) the offering of the Notes, (ii) the term loan borrowings under the Senior Secured Credit Facilities in connection with the UCI Acquisition, (iii) the repayment of certain UCI International indebtedness, including repayment of the UCI Floating Rate Senior PIK Notes in connection with the UCI Tender Offer, (iv) the UCI Existing Credit Facility Repayment, (v) the UCI Acquisition, (vi) the merger of UCI Acquisition Holdings with and into UCI International, with the result that UCI will be the direct, wholly owned subsidiary of UCI International, (vii) the Equity Contribution, (viii) the other transactions related to the foregoing and (ix) the payment of fees and expenses related to the foregoing.
     “Unrestricted Subsidiary” means:
(1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and
(2) any Subsidiary of an Unrestricted Subsidiary.
provided, however, that the Issuer shall not be an Unrestricted Subsidiary.
     The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that the Subsidiary to be so designated and its Subsidiaries do not at the time of designation have and do not thereafter Incur any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of the Restricted Subsidiaries; provided further, however, that either:
     (a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or
     (b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04.
     The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:
     (x) (1) the Company could Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) or (2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation; and

     (y) no Event of Default shall have occurred and be continuing.
     Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
     “US Controlled Foreign Subsidiary” means any Person that (A)(i) is a Foreign Subsidiary and (ii) is a “controlled foreign corporation” within the meaning of Section 957(a) of the Code and the US Treasury Regulations thereunder or (B)(i) is a Domestic Subsidiary and (ii) has no material assets other than securities of one or more Foreign Subsidiaries (which are “controlled foreign corporations” within the meaning of Section 957(a) of the Code and the US Treasury Regulations thereunder) of such Domestic Subsidiary and indebtedness issued by such Foreign Subsidiaries.
     “US Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. Dollars, at any time for determination thereof by the Company or the Trustee, the amount of U.S. Dollars obtained by converting such currency other than U.S. Dollars involved in such computation into U.S. Dollars at the spot rate for the purchase of U.S. Dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” (or, if The Wall Street Journal is no longer published, or if such information is no longer available in The Wall Street Journal, such source as may be selected in good faith by the Company) on the date of such determination.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the quotient obtained by dividing (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment, by (2) the sum of all such payments.
     “Wholly Owned Restricted Subsidiary” is any Wholly Owned Subsidiary that is a Restricted Subsidiary.
     “Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or other similar shares required pursuant to applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
          SECTION 1.02. Other Definitions.

Defined
Term	in Section
“Additional Amounts”	10.08(a)
“Affiliate Transaction”	4.07(a)
“Asset Sale Offer”	4.06(b)
“Authentication Order”	2.03
“Bankruptcy Laws”	6.01
“Change of Control Offer”	4.08(c)
“Change of Control Payment”	4.08(c)
“Change of Control Payment Date”	4.08(c)
“Company”	2.04(b)
“Consolidation”	5.01(b)
“covenant defeasance option”	8.01
“Custodian”	6.01
“Definitive Security”	Appendix A
“Depositary”	Appendix A
“Directive”	10.08(a)
“DTC”	Appendix A
“Event of Default”	6.01
“Excess Proceeds”	4.06(b)
“Exchange Notes”	Appendix A
“Exchange Offer Registration Statement”	Appendix A
“Global Securities Legend”	Appendix A
“Global Securities”	Appendix A
“Guaranteed Obligations”	10.01(a)
“Indenture”	Preamble
“Initial Paying Agent”	2.04(a)
“legal defeasance option”	8.01
“Notes”	Preamble
“Offer Period”	4.06(e)
“Original Notes”	Preamble
“Paying Agent”	2.04(a)
“Payor”	10.08(a)
“Permitted Debt”	4.03(b)
“protected purchaser”	2.08
“Purchase Agreement”	Appendix A
“QIB”	Appendix A
“Refinancing Indebtedness”	4.03(b)
“Refunding Capital Stock”	4.04(b)
“Registered Exchange Offer”	Appendix A
“Registrar”	2.04(a)
“Regulation S”	Appendix A
“Regulation S Securities”	Appendix A
“Relevant Taxing Jurisdiction”	10.08(a)
“Restricted Payments”	4.04(a)

Defined
Term	in Section
“Retired Capital Stock”	4.04(b)
“Rule 144A”	Appendix A
“Rule 144A Securities”	Appendix A
“Second Commitment”	4.06(b)
“Shelf Registration Statement”	Appendix A
“Successor Holding Company”	5.01(a)
“Successor Guarantor”	5.01(b)
“Successor Issuer”	5.01(c)
“Suspended Covenants”	4.19(a)
“Transfer Agent”	2.04(a)
“Transfer Restricted Securities”	Appendix A
          SECTION 1.03. Rules of Construction. Unless the context otherwise requires:
          (a) a term has the meaning assigned to it;
          (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
          (c) “or” is not exclusive;
          (d) “including” means including without limitation;
          (e) words in the singular include the plural and words in the plural include the singular;
          (f) the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP;
          (g) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;
          (h) unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP;
          (i) as used in this Indenture, (i) prior to the consummation of the UCI Acquisition, references to the “Issuer” refer to Uncle Acquisition 2010 Corp and (ii) after the consummation of the UCI Acquisition, such references refer to UCI International.
          (j) unless otherwise specified herein, references to any Person shall be to it and any successor in interest thereto;

     (k) references to sections of, or rules under, the Securities Act or Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
     (l) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and
     (m) the words “herein,” “hereof” and “hereunder” and any other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.
ARTICLE II
The Notes
          SECTION 2.01. Amount of Notes. The aggregate principal amount of Notes which may be authenticated and delivered under this Indenture on the Issue Date is $400,000,000. All Original Notes shall be substantially identical except as to denomination.
          The Issuer may from time to time after the Issue Date issue Additional Notes under this Indenture in an unlimited principal amount, so long as (i) the Incurrence of the Indebtedness represented by such Additional Notes is at such time permitted by Section 4.03 and (ii) such Additional Notes are issued in compliance with Section 4.12 and the other applicable provisions of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07, 2.08, 2.09, 2.10, 4.06(g), 4.08(c) or Appendix A), there shall be (a) established in or pursuant to a resolution of the Board of Directors of the Issuer and (b) (i) set forth or determined in the manner provided in an Officers’ Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:
     (1) the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;
     (2) the issue price and issuance date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue;
     (3) if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of Appendix A in which any such Global Security may be exchanged in whole or in part for Additional Notes registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

     (4) whether such Additional Notes shall be Original Notes or shall be issued in the form of Exchange Notes as set forth in Exhibit A.
          If any of the terms of any Additional Notes are established by action taken pursuant to a resolution of the Board of Directors of the Issuer, a copy of an appropriate record of such action shall be certified by an Officer or authorized signatory of the Issuer and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or the indenture supplemental hereto setting forth the terms of the Additional Notes.
          The Notes, including any Additional Notes, shall be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of this Indenture, references to the Notes include any Additional Notes actually issued.
          SECTION 2.02. Form and Dating. Provisions relating to the Notes and the Exchange Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The (i) Notes and the Trustee’s certificate of authentication and (ii) any Additional Notes (if issued as Transfer Restricted Securities) and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes shall be in substantially the form of Exhibit A hereto, as applicable, except that the Exchange Notes shall not contain the “Restricted Securities Legend”, as set forth in Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer or any Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Global Securities shall be in registered form without interest coupons and the Definitive Securities shall be in registered form without interest coupons. Each Global Security shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Security” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Registrar, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.03 hereof.
          SECTION 2.03. Execution and Authentication. The Trustee shall authenticate and in the case of a Global Security registered in the name of DTC or its nominee, hold such Global Security as custodian for DTC upon a written order of the Issuer signed by an Officer or authorized signatory of the Issuer (an “Authentication Order”) (a) Original Notes for original issue on the date hereof in an aggregate principal amount of $400,000,000, (b) pursuant to an Exchange Offer, Exchange Notes from time to time for issue only in a Registered Exchange Offer for a like principal amount of Original Notes, and (c) subject to the terms of this Indenture, Additional Notes in an aggregate principal amount to be determined at the time of issuance and specified therein. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated. Notwithstanding anything to the contrary in this Indenture or Appendix A, any issuance of Additional Notes after the Issue Date shall be in a principal amount of at least $2,000 and integral multiples of $1,000 in excess thereof.
          One Officer or authorized signatory of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.
          If an Officer or authorized signatory whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
          Prior to authentication of any Additional Notes, the Trustee shall be entitled to receive the Officer’s Certificate and Opinion of Counsel required pursuant to Sections 11.02 and 11.03.
          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
          The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Note. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
          SECTION 2.04. Registrar and Paying Agent. (a) The Issuer shall maintain (i) a paying agent (the “Paying Agent”) for the Notes in the United States where Notes may be presented for payment, (ii) one or more registrars (each, a “Registrar”) and (iii) a transfer agent (the “Transfer Agent") in the United States where the Notes may be presented for registration of transfer or for exchange. The Issuer may have one or more additional co-registrars and one or more additional paying agents. The term “Registrar” includes the Registrar and any additional co-registrars. The term “Paying Agent” includes the Initial Paying Agent and any additional paying agents. The initial Paying Agent shall be Wilmington Trust FSB, in the United States (the “Initial Paying Agent”). The initial Registrar shall be Wilmington Trust FSB. The initial Transfer Agent shall be Wilmington Trust FSB, in the United States. Each hereby accepts such appointments. The Transfer Agent shall facilitate transfers of Definitive Securities on behalf of the Issuer. The Transfer Agent shall perform the functions of a transfer agent.
          (b) The Issuer may enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. UCI Holdings Limited, a New Zealand limited liability company and the indirect parent of the Issuer (the “Company”), or any of its Subsidiaries may act as Registrar or, provided that such Subsidiaries are located in the United States, Paying Agent (other than with respect to Global Securities).
          (c) The Issuer may change any Registrar, Paying Agent or Transfer Agent upon written notice to such Registrar, Paying Agent or Transfer Agent and to the Trustee, without prior notice to Holders; provided, however, that no such removal shall become effective until acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent as the case may be, and delivered to the Trustee and provided, further, that in all circumstances the Paying Agent will be located in the United States. The Registrar or Paying Agent may resign at any time upon written notice to the Issuer and the Trustee in accordance with Section 7.07.
          SECTION 2.05. Paying Agent to Hold Money. At least one Business Day prior to each due date of the principal of and interest on any Note, the Issuer shall deposit with the Paying Agent (or if the Company or any of its Subsidiaries is acting as Paying Agent, segregate and hold for the benefit of the Persons entitled thereto) a sum in immediately available funds sufficient to pay such principal and interest when so becoming due. The Issuer shall require each Paying Agent to agree in writing (and the Initial Paying Agent hereby agrees) that such Paying Agent shall hold for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee of any default by the Issuer in making any such payment. If the Company or any of its Subsidiaries acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it for the benefit of the Persons entitled thereto. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, the Paying Agent shall have no further liability for the money delivered to the Trustee.
          SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each payment date on the Notes and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.
          SECTION 2.07. Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. To permit registration of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Notes at the Registrar’s request. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before a selection of Notes to be redeemed.

          Prior to registration of transfer of any Note, the Issuer, the Guarantors, the Trustee, the Paying Agent, the Transfer Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, any Guarantor, the Trustee, the Paying Agent, the Transfer Agent or the Registrar shall be affected by notice to the contrary.
          Any Holder of a beneficial interest in a Global Security shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.
          All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
          SECTION 2.08. Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer or the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (c) satisfies any other requirements of the Trustee. If required by the Trustee or the Issuer, such Holder shall provide an indemnity or security sufficient in the judgment of the Trustee or the Issuer to protect the Issuer, the Trustee, the Paying Agent, the Transfer Agent and the Registrar from any loss that any of them may suffer if a Note is replaced. The Issuer, the Registrar and the Trustee may charge the Holder for their expenses in replacing a Note (including attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.
          Every replacement Note is an additional obligation of the Issuer.
          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.
          SECTION 2.09. Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by the Registrar or any Agent in accordance with this Indenture, those delivered to it for cancellation and those described in this

Section 2.09 as not outstanding. Subject to Section 11.04, a Note does not cease to be outstanding because the Issuer or any Affiliate of the Issuer holds the Note.
          If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.
          If the Paying Agent holds, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) shall cease to be outstanding and interest on them ceases to accrue.
          SECTION 2.10. Temporary Notes. In the event that Definitive Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Issuer may prepare and the Trustee or an agent thereof shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Securities but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee or an agent thereof shall authenticate Definitive Securities and the Registrar and the Agents shall make them available for delivery in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Issuer, without charge to the Holder. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as Definitive Securities.
          SECTION 2.11. Cancellation. The Issuer at any time may deliver Notes to the Registrar for cancellation. The Paying Agent shall forward to the Registrar any Notes surrendered to it for registration of transfer, exchange or payment. The Registrar and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures upon receipt of written instructions from the Issuer. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Registrar for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.
          SECTION 2.12. Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver or cause to be delivered to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
          SECTION 2.13. CUSIPs, Common Codes, ISINs, etc. The Issuer in issuing the Notes may use CUSIPs, ISINs and Common Codes, as applicable and, if so, the Trustee shall use

CUSIPs, ISINs and Common Codes, as applicable in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee and each Agent of any change in the CUSIPs, ISINs and Common Codes.
          SECTION 2.14. Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes, at any date of determination, shall be the principal amount of the Notes at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 11.04 of this Indenture. Any such calculation made pursuant to this Section 2.14 shall be made by the Issuer and delivered to the Trustee pursuant to an Officers’ Certificate.
          SECTION 2.15. Currency. The US Dollar is the sole currency of account and payment for all sums payable by the Issuer or any Guarantor under or in connection with the Notes, including damages. Any amount with respect to the Notes received or recovered in a currency other than US Dollars, whether as a result of, or the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or any Guarantor or otherwise by any noteholder or by the Trustee, in respect of any sum expressed to be due to it from the Issuer or any Guarantor will only constitute a discharge to the Issuer or any Guarantor to the extent of the US Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).
          If that US Dollar amount is less than the US Dollar amount expressed to be due to the recipient or the Trustee under any Note, the Issuer and any Guarantor will indemnify such recipient and/or the Trustee against any loss sustained by it as a result. In any event, the Issuer and any Guarantor will indemnify the recipient and/or Trustee against the cost of making any such purchase. For the purposes of this currency indemnity provision, it will be prima facie evidence of the matter stated therein for the holder of a Note or the Trustee to certify in a manner satisfactory to the Issuer (indicating the sources of information used) the loss it Incurred in making any such purchase. These indemnities constitute a separate and independent obligation from the Issuer and any Guarantor’s other obligations, will give rise to a separate and independent cause of action, will apply irrespective of any waiver granted by any holder of a Note or the Trustee (other than a waiver of the indemnities set out herein) and will continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or to the Trustee.

          Except as otherwise specifically set forth herein, for purposes of determining compliance with any US Dollar-denominated restriction herein, the US Dollar Equivalent amount for purposes hereof that is denominated in a non-US Dollar currency shall be calculated based on the relevant currency exchange rate in effect on the date such non-US Dollar amount is Incurred or made, as the case may be.
ARTICLE III
Redemption
          SECTION 3.01. Redemption. The Notes may be redeemed, in whole or in part, from time to time, subject to the conditions and at the redemption prices set forth in Section 5 of the form of Note set forth in Exhibit A, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest and premiums (if any) to the redemption date.
          SECTION 3.02. Applicability of Article. Redemption of Notes at the election of the Issuer or otherwise, as permitted or required by the Notes or any provision of this Indenture, shall be made in accordance with such provision and this Article.
          SECTION 3.03. Notices to Trustee. If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of Section 5 of the form of Note, the Issuer shall notify the Trustee in writing of (i) the paragraph of such Note and/or the Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date and the record date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 30 days but not more than 60 days before the applicable redemption date, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officers’ Certificate and Opinion of Counsel from the Issuer to the effect that such redemption complies with the conditions herein. If fewer than all of the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice may be canceled at any time prior to notice of such redemption being delivered to any Holder and shall thereby be void and of no effect.
          SECTION 3.04. Selection of Notes to Be Redeemed. If less than all of the Notes are to be redeemed, the Trustee will select Notes for redemption on a pro rata basis, to the extent practicable and in compliance with the requirements of DTC and any stock exchange on which the applicable Notes are then admitted to trading of which the Trustee shall have been notified in writing by the Issuer; provided, however, that no Note of $2,000 in aggregate principal amount or less, or other than in an integral multiple of $1,000 in excess thereof, shall be redeemed in part.
          SECTION 3.05. Notice of Optional Redemption. (a) At least 30 days but not more than 60 days before a redemption date pursuant to Section 5 of the form of Note, the Issuer shall deliver or cause to be delivered by electronic transmission or mailed by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar (or otherwise deliver such notice in accordance with applicable DTC procedures), a notice of redemption to each Holder whose Notes are to be redeemed; provided, however, that with respect to Definitive Securities only, the Issuer shall mail such notice to Holders by first-class mail, postage prepaid, at their respective addresses as they appear on the registration books of the Registrar.
          Any such notice shall identify the Notes to be redeemed and shall state:
     (i) the redemption date and record date;
     (ii) the redemption price and the amount of accrued interest to the redemption date as calculated by the Issuer or an agent or adviser thereof;
     (iii) the name and address of the Paying Agent;
     (iv) the Notes called for redemption must be surrendered to the Paying Agent (or, if book-entry, in accordance with DTC procedures) to collect the redemption price, plus accrued interest;
     (v) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;
     (vi) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on the Notes (or a portion thereof) called for redemption ceases to accrue on and after the redemption date;
     (vii) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
     (viii) the CUSIP, ISIN and/or the Common Code, if any, printed on the Notes being redeemed; and
     (ix) that no representation is made as to the correctness or accuracy of the CUSIP, ISIN and/or the Common Code, if any, listed in such notice or printed on the Notes.
          (b) At the Issuer’s written request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section 3.05 at least one Business Day (or as soon as commercially practicable thereafter) prior to the date such notice is to be provided to Holders and such notice may not be canceled. The Trustee shall use good faith efforts to deliver the notice on the date requested, but if the Issuer requests that the Trustee deliver such notice on less than (i) two Business Days notice at any time when all Notes then outstanding shall be represented by Global Securities or (ii) five Business Days notice at any other time, the Trustee shall have no liability for the failure to deliver the redemption notice to Holders on the date selected by the Issuer.

          (c) If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. In the case of a Definitive Security, a new Note in currency and in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the noteholder thereof upon cancellation of the original Note. In the case of a Global Security, an appropriate notation will be made on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof. Subject to the terms of the applicable redemption notice, Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and premiums (if any) on, the Notes to be redeemed.
          SECTION 3.06. Effect of Notice of Redemption. Once notice of redemption is delivered in accordance with Section 3.05, the Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the first sentence of the fourth paragraph in Section 5 of the Notes. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest, to, but not including, the redemption date; provided, however, that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
          SECTION 3.07. Deposit of Redemption Price. With respect to any Notes, no later than 10:00 a.m., New York time, one Business Day prior to the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Company or any of its Subsidiaries is the Paying Agent, shall segregate and hold) money in immediately available funds sufficient to pay the redemption price of and accrued interest on all of the Notes or portions thereof to be redeemed on that date, other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Registrar for cancellation. On and after the redemption date, interest shall cease to accrue on the Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and premiums (if any) on, the Notes to be redeemed. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with this Section 3.07, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.
          SECTION 3.08. Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part:
     (a) in the case of a Definitive Security, upon cancellation of the Note surrendered, the Issuer shall execute and the Trustee or an authentication agent shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered in the name of such Holder; and

     (b) in the case of a Global Security, the Registrar shall make an appropriate notation on such Note to decrease the principal amount thereof to an amount equal to the unredeemed portion thereof.
          SECTION 3.09. Mandatory Redemption. The Issuer shall not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE IV
Covenants
          SECTION 4.01. Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of or interest shall be considered paid on the date due if on the Business Day prior to such date the Trustee or the Paying Agent holds as of 10:00 a.m. New York time money in immediately available funds sufficient to pay such principal or interest due for payment on the following Business Day, and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.
          The Issuer shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate borne by the Notes to the extent lawful.
          Wherever in this Indenture, the Notes or any Guarantee there is mentioned, in any context:
          (1) the payment of principal,
          (2) redemption prices or purchase prices in connection with a redemption or purchase of Notes,
          (3) interest, or
          (4) any other amount payable on or with respect to any of the Notes or any Guarantee, such reference shall be deemed to include payment of Additional Amounts as set forth in Section 10.08 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
          SECTION 4.02. Reports and Other Information. (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company will file with the SEC (and provide the Trustee and holders of the Notes with copies thereof, without cost to each holder, within 15 days after it files them with the SEC):

     (i) within the time period specified in the SEC’s rules and regulations, annual reports on Form 20-F (or any successor or comparable form applicable to the Company within the time period for non-accelerated filers to the extent such term is applicable to such form) containing the information required to be contained therein (or required in such successor or comparable form); provided, however, that, prior to the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, such report shall not be required to contain any certification required by any such form or by law;
     (ii) within 60 days after the end of each fiscal quarter, other than the fourth fiscal quarter of any year, the information that would be required by a report on Form 10-Q (or any successor or comparable form applicable to the Company) (which information, if the Company is not required to file reports on Form 10-Q, will be filed on Form 6-K (or any successor or comparable form applicable to the Company)); provided, however, that prior to the filing of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, such report shall not be required to contain any certification required by any such form or by law; and
     (iii) promptly from time to time after the occurrence of an event required to be reported on Form 8-K (or any successor or comparable form applicable to the Company), the information that would be required by a Form 8-K (or any successor or comparable form applicable to the Company) (which information, if the Company is not required to file reports on Form 8-K will be filed on Form 6-K (or any successor or comparable form applicable to the Company));
provided, however, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will post the reports specified in the first sentence of this paragraph on its website within the time periods that would apply if the Company was required to file those reports with the SEC. In addition, the Company will make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the holders of the Notes, in each case within 15 days after the time the Company would be required to file such information with the SEC if it was subject to Section 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, the Company may satisfy the foregoing reporting requirements (i) prior to the filing with the SEC of the Exchange Offer Registration Statement, or if the Exchange Offer Registration Statement is not filed within the applicable time limits pursuant to the Registration Rights Agreement, the Shelf Registration Statement, by providing the Trustee and the noteholders with (x) substantially the same information as would be required to be filed with the SEC by the Company on Form 20-F (or any successor or comparable form applicable to the Company) if it was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within 90 days after the end of the applicable fiscal year and (y) substantially the same information as would be required to be filed with the SEC by the Company on Form 10-Q (or any successor or comparable form applicable to the Company) if it was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act within 60 days after the end of the applicable fiscal quarter and (ii) after filing with the SEC the Exchange Offer Registration Statement, or if the Exchange Offer

Registration Statement is not filed within the applicable time limits pursuant to the Registration Rights Agreement, the Shelf Registration Statement, but prior to the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement, by publicly filing with the SEC the Exchange Offer Registration Statement or Shelf Registration Statement, to the extent any such registration statement contains substantially the same information as would be required to be filed by the Company if it was subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, and by providing the Trustee and the noteholders with such registration statement (and amendments thereto) promptly following the filing with the SEC thereof.
          (b) Notwithstanding the provisions of Sections 4.02(a), the Company will be deemed to have furnished such reports referred to above to the Trustee and the holders of the Notes if the Company has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available.
          (c) So long as any of the Notes remain outstanding and during any period during which the Company is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g 3-2(b) of the Exchange Act, the Company will make available to the holders of the Notes and to prospective investors, upon their request, the information required to be delivered by Rule 144A(d)(4) under the Securities Act.
          (d) Delivery of reports, information and documents to the Trustee under Article IV hereunder is for informational purposes only and the Trustee’s receipt or constructive receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate). The Trustee is also not obligated to confirm that the Company has complied with its obligations contained in this Section 4.02 to post such reports and other information on a website.
          SECTION 4.03. Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock. (a) (i) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock; and (ii) the Company will not permit any Restricted Subsidiary (other than the Issuer or a Subsidiary Guarantor) to issue any shares of Preferred Stock; provided, however, that the Company may Incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may Incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock or issue shares of Preferred Stock, in each case if the Fixed Charge Coverage Ratio of the Company for the most recently ended four full fiscal quarters for which internal financial statements of the Company are available immediately preceding the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been Incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided that the amount of

Indebtedness that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Restricted Subsidiaries (other than the Issuer or a Subsidiary Guarantor) shall not exceed $10.0 million at any one time outstanding.
          (b) The foregoing limitations will not apply to (collectively, “Permitted Debt”):
     (i) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness under the Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) in an aggregate principal amount not to exceed, at any one time outstanding, the greater of (A) $625.0 million and (B) the maximum amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Senior Secured First Lien Leverage Ratio of the Company to exceed 3.50 to 1.00;
     (ii) the Incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes (not including any Additional Notes) and the Guarantees;
     (iii) Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (i) and (ii) of this Section 4.03(b));
     (iv) Indebtedness (including Capitalized Lease Obligations) Incurred by the Company or any Restricted Subsidiary, Disqualified Stock issued by the Company or any Restricted Subsidiary and Preferred Stock issued by any Restricted Subsidiary to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that serves to refund, refinance or defease any of the foregoing; provided that the aggregate amount of all Indebtedness outstanding pursuant to this clause (iv) shall not at any time exceed the greater of $25.0 million and 2.0% of Total Assets;
     (v) Indebtedness Incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, and letters of credit in connection with the maintenance of, or pursuant to the requirements of, environmental or other permits or licenses from governmental authorities, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;
     (vi) Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the UCI Transactions or any other acquisition or disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of this Indenture, other than guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;
     (vii) Indebtedness of the Company to any Restricted Subsidiary; provided that, except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and the Restricted Subsidiaries, any such Indebtedness owed to a Restricted Subsidiary that is not a Subsidiary Guarantor shall within 90 days of the Issue Date, to the extent legally permitted, be subordinated in right of payment to the obligations of the Issuer under the Notes; provided further, however, that any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (vii);
     (viii) shares of Preferred Stock of any Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (viii);
     (ix) Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that except in respect of intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Company and the Restricted Subsidiaries, if the Issuer or a Subsidiary Guarantor Incurs such Indebtedness to a Restricted Subsidiary that is not the Issuer or a Guarantor, such Indebtedness shall within 90 days of the Issue Date, to the extent legally permitted, be subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as applicable; provided further that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company, the Issuer or another Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to be an Incurrence of such Indebtedness not permitted by this clause (ix);
     (x) Hedging Obligations that are Incurred not for speculative purposes but (A) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (B) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (C) for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases or sales;

     (xi) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business or consistent with past practice;
     (xii) (A) any guarantee by the Company or any Restricted Subsidiary of Indebtedness or other obligations of the Company or any Restricted Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Company or such Restricted Subsidiary was not in violation of the terms of this Indenture or (B) Indebtedness of the Company or any Restricted Subsidiary arising by reason of any Lien permitted to be granted or to subsist pursuant to Section 4.12 and so long as the Indebtedness secured by such Lien was not incurred in violation of this Indenture;
     (xiii) the Incurrence by the Company or any Restricted Subsidiary of Indebtedness or Disqualified Stock or Preferred Stock of any Restricted Subsidiary, in either case, that serves to refund, refinance or defease any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as permitted under Section 4.03(a) or clauses (ii), (iii), (xiii) and (xiv) of this Section 4.03(b) or any Indebtedness, Disqualified Stock or Preferred Stock Incurred to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock, including any additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay premiums (including tender premium), defeasance costs and fees in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness will be Refinancing Indebtedness if and to the extent it:
     (A) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the shorter of (1) the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced or defeased and (2) the Weighted Average Life to Maturity that would result if all payments of principal on the Indebtedness, Disqualified Stock and Preferred Stock being refunded or refinanced that were due on or after the date one year following the last maturity date of any Notes then outstanding were instead due on such date one year following the last date of maturity of the Notes (provided that any Refinancing Indebtedness Incurred in reliance on this subclause (A)(2) does not provide for any scheduled principal payments prior to the maturity date of the Notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced or defeased);
     (B) has a Stated Maturity that is not earlier than the earlier of (1) the Stated Maturity of the Indebtedness being refunded, refinanced or defeased or (2) 91 days following the maturity date of the Notes; and
     (C) refinances (1) Indebtedness junior to the Notes or any Guarantee, such Refinancing Indebtedness is junior to the Notes or the

Guarantee of such Guarantor, as applicable, or (2) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively; provided, further, however, that Refinancing Indebtedness will not include (x) Indebtedness of any Restricted Subsidiary that is not the Issuer or a Subsidiary Guarantor that refinances, refunds or defeases Indebtedness of the Company, the Issuer or any Guarantor, or (y) Indebtedness the Company or any Restricted Subsidiary that refinances, refunds or defeases Indebtedness of an Unrestricted Subsidiary;
     (xiv) Indebtedness, Disqualified Stock or Preferred Stock of (A) the Company or a Restricted Subsidiary Incurred to finance an acquisition, merger, consolidation or amalgamation or (B) Persons that constitutes Acquired Indebtedness; provided, however, that after giving effect to such acquisition or merger, consolidation or amalgamation, the Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of Section 4.03(a) or the Fixed Charge Coverage Ratio of the Company would be greater than immediately prior to such acquisition or merger, consolidation or amalgamation;
     (xv) Indebtedness Incurred by any Receivables Subsidiary in a Qualified Receivables Financing that is not with recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings);
     (xvi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its Incurrence;
     (xvii) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to the Credit Agreement, in a principal amount not in excess of the stated amount of such letter of credit;
     (xviii) Indebtedness representing deferred compensation or other similar arrangements to employees and directors of the Company or any Restricted Subsidiary Incurred in the ordinary course of business or in connection with the UCI Transactions (including as a result of the cancellation or vesting of outstanding options and other equity-based awards in connection therewith), an acquisition or any other Permitted Investment;
     (xix) Indebtedness of the Company or any Restricted Subsidiary consisting of (A) the financing of insurance premiums or (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
     (xx) Indebtedness Incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures of the Company or any Restricted Subsidiary not in excess, at any one time outstanding, of the greater of $5.0 million and 0.5% of Total Assets at the time of Incurrence;
     (xxi) Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary and Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (xxi), does not exceed the greater of $50.0 million and 4.25% of Total Assets at the time of Incurrence (subject to Section 4.03(c), it being understood that any Indebtedness Incurred under this clause (xxi) shall cease to be deemed Incurred or outstanding for purposes of this clause (xxi) but shall be deemed Incurred for purposes of Section 4.03(a) from and after the first date on which the Company or the Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness under Section 4.03(a) without reliance upon this clause (xxi));
     (xxii) Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary and Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder and Refinancing Indebtedness thereof in an aggregate principal amount or liquidation preference not exceeding at any one time outstanding 200.0% of the net cash proceeds received by the Company and the Restricted Subsidiaries since immediately after the Issue Date from the issue or sale of Equity Interests or Subordinated Shareholder Funding of the Company or any direct or indirect parent entity of the Company (which proceeds are contributed to the Company) or cash contributed to the capital of the Company (in each case other than proceeds of Disqualified Stock or sales of Equity Interests to, or contributions received from, the Company or any of its Subsidiaries and other than in connection with the UCI Transactions) as determined in accordance with clauses (2) and (3) of the definition of “Cumulative Credit” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Restricted Payments pursuant to Section 4.04(b) or to make Permitted Investments (other than Permitted Investments specified in clauses (1), (2) and (3) of the definition thereof);
     (xxiii) Indebtedness arising as a result of implementing composite accounting or other cash pooling arrangements involving solely the Company and the Restricted Subsidiaries or solely among Restricted Subsidiaries and entered into in the ordinary course of business and netting, overdraft protection and other arrangements among the Company, any Restricted Subsidiary and a bank arising under standard business terms of such bank at which the Company or any Restricted Subsidiary maintains an overdraft, cash pooling or other similar arrangement;
     (xxiv) Indebtedness consisting of Indebtedness issued by the Company or a Restricted Subsidiary to current or former officers, directors and employees thereof or any direct or indirect parent thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any of its direct or indirect parent companies to the extent described in Section 4.04(b)(iv);

     (xxv) Indebtedness of the Company or any of its Restricted Subsidiaries consisting of obligations (including guarantees thereof) to repurchase equipment sold to customers or third party leasing companies pursuant to the terms of sale of such equipment in the ordinary course of business;
     (xxvi) without limiting Section 4.03(b)(i), Indebtedness under local overdraft and other local working capital facilities in an aggregate principal amount not to exceed, at any one time outstanding, the greater of $35.0 million and 2.5% of Total Assets at the time of Incurrence; and
     (xxvii) Indebtedness in the form of deferred payment obligations under any arrangement permitted by Section 4.04(b)(xii).
     Notwithstanding the foregoing, neither the Company, the Issuer nor any Subsidiary Guarantors will Incur any Indebtedness as any Permitted Debt if the proceeds thereof are used, directly or indirectly, to refinance any Subordinated Indebtedness of the Company, the Issuer or any Subsidiary Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Guarantee to at least the same extent as such Subordinated Indebtedness.
          (c) For purposes of determining compliance with this Section 4.03:
     (i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness described in clauses 4.03(b)(i) through (xxvii) or is entitled to be Incurred pursuant to Section 4.03(a), the Company shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 4.03; provided, however, that (A) Indebtedness Incurred under the Senior Secured Credit Facilities on the Issue Date shall be deemed to have been Incurred pursuant to Section 4.03(b)(i) and the Company shall not be permitted to reclassify all or any portion of such Indebtedness and (B) the Company shall not be permitted to reclassify all or any portion of any Secured Indebtedness Incurred as Permitted Debt unless at the time of such reclassification the Company could secure such Secured Indebtedness pursuant to clause (6) of the definition of “Permitted Liens;” and
     (ii) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Sections 4.03(a) and (b) above, and in that connection shall be entitled to treat a portion of such Indebtedness as having been Incurred under Section 4.03(a) and thereafter the remainder of such Indebtedness having been Incurred under Section 4.03(b).
          (d) Accrual of interest, the accretion of accreted value, the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock, as applicable, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness, Disqualified Stock or

Preferred Stock for purposes of this Section 4.03. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that is otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 4.03.
          (e) For purposes of determining compliance with this Section 4.03, the US Dollar Equivalent of the principal amount of Indebtedness denominated in another currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first drawn, in the case of Indebtedness Incurred under a revolving credit facility; provided that (a) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a currency other than US Dollars, and such refinancing would cause the applicable US Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such US Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced; (b) the US Dollar Equivalent of the principal amount of any such Indebtedness outstanding on the Issue Date shall be calculated based on the relevant currency exchange rate in effect on the Issue Date; and (c) if any such Indebtedness is subject to a Currency Agreement with respect to the currency in which such Indebtedness is denominated covering principal, premium, if any, and interest on such Indebtedness, the amount of such Indebtedness and such interest and premium, if any, shall be determined after giving effect to all payments in respect thereof under such Currency Agreements.
          (f) Notwithstanding any other provision of this Section 4.03, the maximum amount of Indebtedness that the Company and the Restricted Subsidiaries may Incur pursuant to this Section 4.03 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
          (g) For all purposes of this Indenture, (1) unsecured Indebtedness will not be treated as subordinated or junior to Secured Indebtedness merely because it is unsecured, (2) Senior Indebtedness will not be treated as subordinated or junior to any other Senior Indebtedness merely because it has junior priority with respect to the same collateral, (3) Indebtedness of such Person which is not guaranteed will not be treated as subordinated or junior to Indebtedness that is guaranteed merely because of such guarantee and (4) Indebtedness under any Secured Indebtedness will not be deemed to be subordinated because of the application of waterfall or other payment-ordering or collateral-sharing provisions affecting any such Secured Indebtedness.
          SECTION 4.04. Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

     (i) declare or pay any dividend or make any distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests or pay any amounts in respect of Subordinated Shareholder Funding, including any payment made in connection with any merger, amalgamation or consolidation involving the Company (other than (A) dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company or in Subordinated Shareholder Funding of the Company; (B) dividends or distributions payable to the Company or a Restricted Subsidiary or (C) in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, such dividends or distributions paid to minority shareholders; provided that the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities (except to the extent non-pro rata payments of such dividends or distributions are required by law or under the terms of any agreement in effect on the Issue Date);
     (ii) purchase or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company, in each case held by Persons other than the Company or a Restricted Subsidiary;
     (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment or scheduled maturity, any Subordinated Shareholder Funding, any Subordinated Indebtedness of the Company, the Issuer or any Subsidiary Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) any Subordinated Indebtedness between the Company and a Restricted Subsidiary or between Restricted Subsidiaries); or
     (iv) make any Restricted Investment,
(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
     (1) no Default shall have occurred and be continuing or would occur as a consequence thereof;
     (2) immediately after giving effect to such transaction on a pro forma basis, the Company could Incur $1.00 of additional Indebtedness under the provisions of Section 4.03(a); and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and the Restricted Subsidiaries after the Issue Date (and not returned or rescinded) (including Restricted Payments permitted by clauses (i), (iv) (only to the extent of one-half of the amounts paid pursuant to such clause), (vi) and (viii) of Section 4.04(b), but excluding all other Restricted Payments permitted by Section 4.04(b)), is less than the amount equal to the Cumulative Credit.
          (b) The provisions of Section 4.04(a) will not prohibit:
     (i) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
     (ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness or Subordinated Shareholder Funding of the Company, any direct or indirect parent of the Company or any Restricted Subsidiary in exchange for, or out of the proceeds of, the substantially concurrent sale of, Equity Interests or Subordinated Shareholder Funding of the Company or any direct or indirect parent of the Company or contributions to the equity capital of the Company (other than any Disqualified Stock or any Equity Interests sold to a Subsidiary of the Company (collectively, including any such contributions, “Refunding Capital Stock”), and (B) the declaration and payment of dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Refunding Capital Stock;
     (iii) the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness of the Company, the Issuer or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Company, the Issuer or a Subsidiary Guarantor which is Incurred in accordance with Section 4.03 so long as:
     (A) the principal amount (or accreted value, if applicable) of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable), plus any accrued and unpaid interest and premiums (if any), of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired for value (plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired, any tender premiums, and any defeasance costs, fees and expenses Incurred in connection therewith);
     (B) such Indebtedness is subordinated to the Notes or the related Guarantee, as the case may be, at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;
     (C) such Indebtedness has a final scheduled maturity date equal to or later than the earlier of (1) the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired or (2) 91 days following the maturity date of the Notes; and

     (D) such Indebtedness has a Weighted Average Life to Maturity at the time Incurred that is not less than the shorter of (1) the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, defeased, acquired or retired and (2) the Weighted Average Life to Maturity that would result if all payments of principal on the Subordinated Indebtedness being redeemed, repurchased, defeased, acquired or retired that were due on or after the date one year following the last maturity date of any Notes then outstanding were instead due on such date one year following the last date of maturity of the Notes (provided that in the case of this subclause (D)(2), such Indebtedness does not provide for any scheduled principal payments prior to the maturity date of the Notes in excess of, or prior to, the scheduled principal payments due prior to such maturity for the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced or defeased);
     (iv) a Restricted Payment to pay for the purchase, repurchase, retirement, defeasance, redemption or other acquisition for value of Equity Interests of the Company or any direct or indirect parent of the Company held by any future, present or former employee, director or consultant of the Company or any direct or indirect parent of the Company or any Subsidiary of the Company pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement; provided, however, that the aggregate Restricted Payments made under this clause (iv) do not exceed $2.5 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years subject to a maximum payment (without giving effect to the following proviso) of $5.0 million in any calendar year); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:
     (A) the cash proceeds received by the Company or any Restricted Subsidiary from the sale of Equity Interests (other than Disqualified Stock) of the Company or any direct or indirect parent of the Company (to the extent contributed to the Company) to members of management, directors or consultants of the Company and the Restricted Subsidiaries or any direct or indirect parent of the Company that occurs after the Issue Date (provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (2) of the definition of Cumulative Credit); plus
     (B) the cash proceeds of key man life insurance policies received by the Company or any direct or indirect parent of the Company (to the extent contributed to the Company) or the Restricted Subsidiaries after the Issue Date;
provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year;

     (v) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued or Incurred in accordance with Section 4.03;
     (vi) (A) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date, (B) a Restricted Payment to any direct or indirect parent of the Company, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent of the Company issued after the Issue Date and (C) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (ii) of this Section 4.04(b); provided, however, that, (1) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions) on a pro forma basis, the Company would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (2) the aggregate amount of dividends declared and paid pursuant to subclauses (A) and (B) of this clause (vi) does not exceed the net cash proceeds actually received by the Company from any such sale or issuance of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date or contributed by Subordinated Shareholder Funding to the Company after the Issue Date;
     (vii) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (vii) that are at that time outstanding, not to exceed the greater of $10.0 million and 1.0% of Total Assets (determined at the time of such Investment and with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (viii) the payment of dividends on the Company’s ordinary shares (or a Restricted Payment to any direct or indirect parent of the Company to fund the payment by such direct or indirect parent of the Company of dividends on such entity’s ordinary shares) of up to 6.0% per annum of the net proceeds received the Company from any public offering of ordinary shares of the Company or any of its direct or indirect parents;
     (ix) Restricted Payments that are made up to the aggregate amount of Excluded Contributions;
     (x) other Restricted Payments in an aggregate amount not to exceed $50.0 million;
     (xi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company, the Issuer or a Restricted Subsidiary by, any Unrestricted Subsidiary;

     (xii) Restricted Payments (A) to any direct or indirect parent of the Company in amounts required for such parent to pay national, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of the Company and the Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which the Company or the Restricted Subsidiaries are members) or (B) to the Company or any of its Affiliates relating to the transfer or surrender, in each case on arm’s-length terms, of any tax losses or other tax assets that can be used by the Company or a Restricted Subsidiary;
     (xiii) the payment of dividends, other distributions or other amounts or the making of loans or advances or any other Restricted Payment, if applicable:
     (A) in amounts required for any direct or indirect parent of the Company to pay fees and expenses (including franchise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, directors and employees of any direct or indirect parent of the Company and general corporate operating and overhead expenses (including, without limitation, compliance and reporting expenses) of any direct or indirect parent of the Company to the extent such fees and expenses are attributable to the ownership or operation of the Company and its Subsidiaries; provided, however, that for so long as such direct or indirect parent owns no material assets other than Equity Interests in the Company or any direct or indirect parent of the Company, such fees and expenses shall be deemed for purposes of this clause (xiii)(A) to be attributable to such ownership or operation;
     (B) in amounts required for any direct or indirect parent of the Company to pay interest and principal on Indebtedness the proceeds of which have been contributed to the Company or any Restricted Subsidiaries and that has been guaranteed by, or is otherwise considered Indebtedness of, the Company Incurred in accordance with Section 4.03; and
     (C) in amounts required for any direct or indirect parent of the Company to pay fees and expenses, other than to Affiliates of the Company, related to any unsuccessful equity or debt offering of such parent;
     (xiv) Restricted Payments used to fund the UCI Transactions as described in the Offering Circular (including payments made pursuant to the UCI Acquisition Document, whether payable on the Issue Date or thereafter) or owed by the Company or any direct or indirect parent of the Company, as the case may be, or any Restricted Subsidiary to Affiliates for services rendered or goods sold, in each case to the extent permitted by Section 4.07;

     (xv) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (xvi) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;
     (xvii) payments of cash, or dividends, distributions, advances or other Restricted Payments by the Company or any Restricted Subsidiary to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise of options or warrants or upon the conversion or exchange of Capital Stock of any such Person;
     (xviii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under Sections 4.06 and 4.08; provided, however, that all Notes tendered by holders of the Notes in connection with a Change of Control or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value in accordance with the terms of this Indenture; and
     (xix) payments or distributions to dissenting stockholders pursuant to applicable law or in connection with a consolidation, amalgamation, merger or transfer of all or Substantially All of the assets of the Company and the Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;
provided, however, that at the time of, and after giving effect to any Restricted Payment permitted under clauses (x) and (xi) of this Section 4.04(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.
          (c) As of the Issue Date, all of the Company’s Subsidiaries will be Restricted Subsidiaries. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments”. Such designation will only be permitted if a Restricted Payment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.”
          SECTION 4.05. Dividend and Other Payment Restrictions Affecting Subsidiaries. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

     (i) (A) pay dividends or make any other distributions to the Company or any Restricted Subsidiary (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits; or (B) pay any Indebtedness owed to the Company or any Restricted Subsidiary;
     (ii) make loans or advances to the Company or any Restricted Subsidiary; or
     (iii) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary;
except in each case for such encumbrances or restrictions existing under or by reason of:
     (1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Secured Credit Facilities (and any security documents related thereto), local overdraft and other local working capital facilities and contractual encumbrances or restrictions pursuant to customary intercreditor agreements entered into after the Issue Date in connection with the incurrence of additional Secured Indebtedness as contemplated under the Senior Secured Credit Facilities;
     (2) this Indenture, the Notes (and Guarantees thereof), any Currency Agreement, any agreement or instrument creating a Hedging Obligation and any other intercreditor agreements;
     (3) applicable law or any applicable rule, regulation or order;
     (4) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary which was in existence at the time of such acquisition (but not created in contemplation thereof or to provide all or any portion of the funds or credit support utilized to consummate such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
     (5) contracts or agreements for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;
     (6) any Restricted Investment not prohibited by Section 4.04 and any Permitted Investment;
     (7) restrictions on cash or other deposits or net worth imposed by regulatory authorities (including with respect to tax obligations and value-added taxes), in connection with deductions made for tax, pension, national insurance and other similar purposes or for the benefit of customers under contracts entered into in the ordinary course of business;

     (8) customary provisions in joint venture agreements, similar agreements relating solely to such joint venture and other similar agreements entered into in the ordinary course of business;
     (9) Capitalized Lease Obligations and purchase money obligations for property acquired in the ordinary course of business;
     (10) customary provisions contained in leases (other than financing or similar leases), licenses and other similar agreements entered into in the ordinary course of business;
     (11) any encumbrance or restriction of a Receivables Subsidiary effected in connection with a Qualified Receivables Financing; provided, however, that such restrictions apply only to such Receivables Subsidiary;
     (12) any encumbrance or restriction arising pursuant to an agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Issue Date by Section 4.03 of this Indenture (A) if the encumbrances and restrictions contained in any such agreement or instrument taken as a whole are not materially less favorable to the holders of the Notes than the encumbrances and restrictions contained in the Senior Secured Credit Facilities or this Indenture as of the Issue Date (in each case, as determined in good faith by the Company) or (B) if such encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined in good faith by the Company) and either (x) the Company determines that such encumbrance or restriction will not materially affect the Issuer’s ability to make principal or interest payments on the Notes as and when they come due or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;
     (13) any encumbrances or restrictions of the type referred to in clause (iii) of Section 4.05(a) above existing by reason of any Lien permitted under Section 4.12;
     (14) any encumbrances or restrictions of the type referred to in clauses (i), (ii) and (iii) of Section 4.05(a) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (13) above; provided, however, that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings taken as a whole are, in the good faith judgment of the Company, no more materially restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

     (15) restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business.
          (b) For purposes of determining compliance with this Section 4.05, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on ordinary shares shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of (or remedy bars in respect of) loans or advances made to the Company or a Restricted Subsidiary to other Indebtedness Incurred by the Company or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.
          SECTION 4.06. Asset Sales. (a) The Company will not, and will not permit any Restricted Subsidiary to, cause or make an Asset Sale, unless (x) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of, and (y) at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided, however, that for purposes of clause (y) the amount of:
     (i) any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee) that are assumed by the transferee of any such assets,
     (ii) any notes or other obligations or other securities or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of the receipt thereof (to the extent of the cash received), and
     (iii) any Designated Non-cash Consideration received by the Company or any Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $15.0 million and 1.25% of Total Assets (determined at the time of the receipt of such Designated Non-cash Consideration and with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value),
     (iv) shall be deemed to be Cash Equivalents for the purposes of this clause (y).
          (b) Within 12 months after the Company or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may apply the Net Proceeds from such Asset Sale, at its option:
     (i) to repay (A) Obligations constituting Secured Indebtedness (and, if such Indebtedness repaid is under a revolving credit facility, to correspondingly reduce commitments with respect thereto), (B) Obligations constituting Senior Indebtedness (other than Secured Indebtedness) (and, if such Indebtedness repaid is under a revolving credit facility, to correspondingly reduce commitments with respect thereto); provided, however, that if any such Senior Indebtedness described in this clause (B) other than the Notes are repaid with the Net Proceeds of any Asset Sale, the Issuer will equally and ratably reduce Obligations under the Notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof), by optional redemption under this Indenture or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, the pro rata principal amount of Notes or (C) Obligations constituting Indebtedness of a Restricted Subsidiary that is not the Issuer or a Guarantor, in the case of each of clauses (A), (B) and (C), other than Indebtedness owed to the Company or its Affiliates;
     (ii) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary if it is not already a Restricted Subsidiary), assets, or property or capital expenditures (including refurbishments), in each case used or useful in a Similar Business; or
     (iii) to make an investment in any one or more businesses (provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary), properties or assets that replace the properties and assets that are the subject of such Asset Sale.
     In the case of Sections 4.06(b)(ii) and (iii), a binding commitment to make an investment described in such sections shall be treated as a permitted application of the Net Proceeds from the date of such commitment; provided, however, that in the event such binding commitment is later canceled or terminated for any reason before such Net Proceeds are so applied, the Company or such Restricted Subsidiary enters into another binding commitment (a “Second Commitment”) within nine months of such cancellation or termination of the prior binding commitment and such Net Proceeds are ultimately applied to make such an investment; provided, further, however, that the Company or such Restricted Subsidiary may only enter into a Second Commitment under the foregoing provision one time with respect to each Asset Sale.
     Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily reduce Indebtedness under a revolving credit facility, if any, or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture. Any Net Proceeds from any Asset Sale that are not applied as provided and within the time period set forth in the immediately two preceding paragraphs (it being understood that any portion of such Net Proceeds used to make an offer to purchase Notes, as described in clause (i) of this Section 4.06(b), shall be deemed to have been invested whether or not such offer is accepted) will be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Issuer shall make an offer to all holders of Notes (and, at the option of the Issuer, to holders of any Senior Indebtedness of the Issuer or a Guarantor or any other Indebtedness of a Restricted Subsidiary of the Company that is not an Obligor) (an “Asset Sale Offer”) to purchase on a pro rata basis the maximum principal amount of Notes (and such Senior Indebtedness and other Indebtedness), that is at least $2,000 and an integral multiple of $1,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof (or, in the event such Senior Indebtedness or other Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), plus accrued and unpaid interest and additional interest, if any (or, in respect of such Senior Indebtedness or other Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness or other Indebtedness), to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten (10) Business Days after the date that Excess Proceeds exceed $10.0 million by mailing (or otherwise delivering in accordance with applicable DTC procedures) the notice required pursuant to the terms of this Indenture, with a copy to the Trustee. To the extent that the aggregate amount of Notes (and such Senior Indebtedness or other Indebtedness) tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company or such Restricted Subsidiary may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes (and such Senior Indebtedness or other Indebtedness) surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased in the manner described below. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. An Asset Sale Offer need not be made by the Issuer until the date that is 12 months after the date on which an Asset Sale is made, the proceeds of which, in aggregate with all funds not applied in accordance with Section 4.06 or the subject of an Asset Sale Offer, exceed $10.0 million.
          (c) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
          (d) If more Notes (and such Senior Indebtedness or other Indebtedness) are tendered pursuant to an Asset Sale Offer than the Issuer is required to purchase, selection of such Notes for purchase will be made by the Trustee in integral multiples of $1,000 on a pro rata basis, to the extent practicable and in compliance with the requirements of DTC and any stock exchange on which the Notes are then admitted to trading; provided that no Notes of $2,000 or less shall be purchased in part. Selection of such Senior Indebtedness or other Indebtedness will be made pursuant to the terms of such Senior Indebtedness or other Indebtedness.
          (e) An Asset Sale Offer insofar as it relates to the Notes, will remain open for a period of not less than 20 Business Days following its commencement (the “Offer Period”). No later than five Business Days after the termination of the applicable Offer Period the Issuer will purchase the principal amount of the Notes (and purchase or repay any relevant Senior Indebtedness or other Indebtedness required to be so purchased or repaid as set out above) validly tendered.
          (f) To the extent that any portion of the Net Proceeds payable in respect of the Notes is denominated in a currency other than the currency in which the Notes are denominated, the amount payable in respect of such Notes shall not exceed the net amount of funds in the currency in which such Notes are denominated as is actually received by the Company or such Restricted Subsidiary upon converting the relevant portion of the Net Proceeds into such currency.
          (g) Notices of an Asset Sale Offer shall be mailed by first-class mail, postage prepaid (or otherwise delivered in accordance with applicable DTC procedures) at least 30 but not more than 60 days before the purchase date to each holder of Notes at such holder’s registered address. If any Note is to be purchased in part only, any notice of purchase that relates to such Note shall state the portion of the principal amount thereof that has been or is to be purchased.
          (h) The Issuer’s obligation under this Section 4.06 to make an Asset Sale Offer may be waived or modified with the consent of a majority in principal amount of the Notes.
          SECTION 4.07. Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate consideration in excess of $10.0 million, unless:
     (i) such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and
     (ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company, approving such Affiliate Transaction and set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (i) above.
          (b) An Affiliate Transaction shall be deemed to have satisfied the approval requirements set forth in clause (a) if (1) such Affiliate Transaction is approved by a majority of the Disinterested Directors or (2) in the event there are no Disinterested Directors, a fairness opinion is provided by an Independent Financial Advisor with respect to such Affiliate Transaction.
          (c) The provisions of Section 4.07(a) shall not apply to the following:
     (i) transactions between or among the Company or any Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) or between or among Restricted Subsidiaries or any Receivables Subsidiary and any merger, consolidation or amalgamation of the Company and any direct parent of the Company; provided that such parent shall have no material liabilities and no material assets other than cash, Cash Equivalents and the Capital Stock of the Company and such merger, consolidation or amalgamation is otherwise in compliance with the terms of this Indenture and effected for a bona fide business purpose;
     (ii) Restricted Payments permitted by Section 4.04 and Permitted Investments (other than Investments discussed in clause (3) of the definition of Permitted Investments);
     (iii) the entering into of any agreement (and any amendment or modification of any such agreement) to pay, and the payment of, annual management, consulting, monitoring and advisory fees to Rank in an aggregate amount in any fiscal year not to exceed 1.5% of EBITDA of the Company and the Restricted Subsidiaries for the immediately preceding fiscal year, plus out-of-pocket expense reimbursement;
     (iv) the payment of reasonable and customary fees and reimbursement of expenses paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary or any direct or indirect parent of the Company;
     (v) payments by the Company or any Restricted Subsidiary to Rank made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with the UCI Transactions, acquisitions or divestitures, which payments are (A) made pursuant to the agreements with Rank described in the Offering Circular under the caption “Shareholders and Related Party Transactions” or (B) approved by a majority of the Board of Directors the Company in good faith;
     (vi) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (i) of Section 4.07(a);
     (vii) payments or loans (or cancellation of loans) to directors, employees or consultants which are approved by a majority of the Board of Directors of the Company in good faith;
     (viii) any agreement as in effect as of the Issue Date or any amendment thereto (so long as any such agreement together with all amendments thereto, taken as a whole, is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Issue Date) or any transaction contemplated thereby as determined in good faith by senior management or the Board of Directors of the Company;
     (ix) the existence of, or the performance by the Company or any Restricted Subsidiaries of its obligations under the terms of, the UCI Acquisition Document, the Credit Agreement Documents, any intercreditor agreements, any shareholders’ agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date or any other agreement or arrangement in existence on the Issue Date or described in the Offering Circular and, in each case, any amendment thereto or similar transactions, agreements or arrangements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, agreement or arrangement or under any similar transaction, agreement or arrangement entered into after the Issue Date shall only be permitted by this clause (ix) to the extent that the terms of any such existing transaction, agreement or arrangement together with all amendments thereto, taken as a whole, or new transaction, agreement or arrangement are not otherwise more disadvantageous to the holders of the Notes in any material respect than the original transaction, agreement or arrangement as in effect on the Issue Date and the existence of, or the performance by the Company or any Restricted Subsidiaries of its obligations under the terms of any intercreditor agreements entered into after the Issue Date in connection with the Incurrence of additional Secured Indebtedness as contemplated under the Credit Agreement Documents;
     (x) the execution of the UCI Transactions and the payment of all fees and expenses, bonuses and awards related to the UCI Transactions, including fees to Rank, that are described in the Offering Circular or contemplated by the UCI Acquisition Document or by any of the other documents related to the UCI Transactions;
     (xi) (A) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, or transactions otherwise relating to the purchase or sale of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture, which are fair to the Company and the Restricted Subsidiaries in the reasonable determination of the Board of Directors or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party or (B) transactions with joint ventures or Unrestricted Subsidiaries entered into in the ordinary course of business;
     (xii) any transaction effected as part of a Qualified Receivables Financing;
     (xiii) the issuance of Equity Interests (other than Disqualified Stock) of the Company or Subordinated Shareholder Funding to any Person;
     (xiv) the issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding or entering into of employment arrangements, stock option and stock ownership plans or similar employee benefit plans approved by the Board of Directors of the Company or any direct or indirect parent of the Company or of a Restricted Subsidiary of the Company, as appropriate;
     (xv) the entering into and performance of any tax sharing agreement or arrangement and any payments permitted by Section 4.04(b)(xii);
     (xvi) any contribution to the capital of the Company;
     (xvii) transactions between the Company or any Restricted Subsidiary and any Person, a director of which is also a director of the Company or any direct or indirect parent of the Company; provided, however, that such director abstains from voting as a director of the Company or such direct or indirect parent, as the case may be, on any matter involving such other Person;
     (xviii) pledges of Equity Interests of Unrestricted Subsidiaries;
     (xix) the formation and maintenance of any consolidated or combined group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;
     (xx) any employment agreements entered into by the Company or any Restricted Subsidiary in the ordinary course of business; and
     (xxi) intercompany transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Company in an Officers’ Certificate) for the purpose of improving the consolidated tax efficiency of the Company and its Subsidiaries and not for the purpose of circumventing any covenant set forth in this Indenture.
          SECTION 4.08. Change of Control. (a) Upon the occurrence of a Change of Control, each holder will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously elected to redeem all of the Notes as described under Article III of this Indenture. In the event that at the time of such Change of Control the terms of any Bank Indebtedness restrict or prohibit the repurchase of Notes pursuant to this Section 4.08, then prior to the mailing (or delivery) of the notice to holders provided for in Section 4.08(c), but in any event within 45 days following any Change of Control, the Issuer shall: (i) repay in full all such Bank Indebtedness or, if doing so will allow the purchase of Notes, offer to repay in full all such Bank Indebtedness and repay the Bank Indebtedness of each lender that has accepted such offer; or (ii) obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the Notes as provided for in Section 4.08(c).
          (b) The Issuer’s failure to comply with such provisions or the provisions of the immediately following paragraph shall constitute an Event of Default under 6.01(d) and not 6.01(b).
          (c) Within 45 days following any Change of Control, except to the extent that the Issuer has exercised its right to redeem the Notes by delivery of a notice of redemption in accordance with Article III and all conditions to such redemption have been satisfied or waived, the Issuer shall mail (or otherwise deliver in accordance with applicable DTC procedures) a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:
     (i) that a Change of Control has occurred and that such holder has the right to require the Issuer to repurchase such holder’s Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date) (the “Change of Control Payment”);
     (ii) the circumstances and relevant facts and financial information regarding such Change of Control;
     (iii) the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed or delivered) (the “Change of Control Payment Date”);
     (iv) the instructions determined by the Issuer, consistent with this Section 4.08, that a holder must follow in order to have its Notes purchased; and
     (v) if applicable and such notice is mailed prior to the occurrence of a Change of Control, that such offer is conditioned on the occurrence of such Change of Control.
          (d) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Issuer, at the address specified in the notice at least three Business Days prior to the purchase date. The Holders shall be entitled to withdraw their election if the Trustee or the Issuer receive not later than one Business Day prior to the purchase date a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased.
          (e) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
          (f) Notwithstanding the foregoing provisions of this Section 4.08, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.
          (g) On the Change of Control Payment Date, if the Change of Control shall have occurred, the Issuer will, to the extent lawful:
     (i) accept for payment all Notes properly tendered pursuant to the Change of Control Offer;
     (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes so tendered;
     (iii) deliver or cause to be delivered to the Trustee an Officers’ Certificate stating the Notes or portions of the Notes being purchased by the Issuer in the Change of Control Offer;

     (iv) in the case of Global Securities, deliver, or cause to be delivered, to the principal Paying Agent the Global Securities in order to reflect thereon the portion of such Notes or portions thereof that have been tendered to and purchased by the Issuer; and
     (v) in the case of Definitive Securities, deliver, or cause to be delivered, to the relevant Registrar for cancellation all Definitive Securities accepted for purchase by the Issuer.
          (h) The Paying Agent will promptly mail (or otherwise deliver in accordance with applicable DTC procedures) to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder of Notes a new Note equal in principal amount to the unpurchased portion of the Notes surrendered, if any; provided, however, that each such new Note will be in a principal amount that is at least $2,000 and integral multiples of $1,000 in excess thereof.
          (i) Notes repurchased by the Issuer or an Affiliate pursuant to a Change of Control Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Notes purchased by an unaffiliated third party pursuant to Section 4.08(h) will have the status of Notes issued and outstanding.
          (j) The Issuer will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.08, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.08 by virtue thereof.
          (k) The Issuer’s obligation under this Section 4.08 to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of outstanding Notes.
          SECTION 4.09. Compliance Certificate. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year end on December 31, 2011, and, within 14 days of a request by the Trustee, an Officers’ Certificate stating that in the course of the performance by the signers thereof of their duties as Officers of the Company, they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also is required to deliver to the Trustee (i) as soon as it becomes aware of the occurrence of an Event of Default, written notice of the occurrence of such Event of Default referring to this Indenture and the Section or Sections under which such Event of Default has occurred and (ii) within 30 days after the occurrence thereof, written notice of any event which would constitute a Default under clauses (c), (d), (e), (f) or (g) of Section 6.01, referring to this Indenture and the Section or Sections under which such Default or Event of Default has occurred, their status and what action the Company is taking or proposes to take in respect thereof.
          SECTION 4.10. Further Instruments and Acts. The Issuer or the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture (including upon request of the Trustee but without affirmative duty to do so).
          SECTION 4.11. Future Guarantors. (a) Each Restricted Subsidiary (unless such Subsidiary is the Issuer, a Subsidiary Guarantor or a Receivables Subsidiary) that guarantees, assumes or in any other manner becomes liable with respect to (x) any Indebtedness under any Credit Agreement or (y) any Public Debt (including any proceeds loans or other intercompany loans in respect thereof) of the Issuer, the Company or any Subsidiary Guarantor, in each case, will execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the Notes on the terms provided for in this Indenture; provided that notwithstanding the foregoing:
     (i) no Guarantee shall be required as a result of any Indebtedness or guarantee of Indebtedness that existed at the time such Person became a Restricted Subsidiary if the Indebtedness or guarantee was not Incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;
     (ii) if such Indebtedness is by its terms expressly subordinated to the Notes or any Guarantee, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary’s Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes or any other senior guarantee;
     (iii) no Guarantee shall be required from a Financial Assistance Restricted Subsidiary
     (iv) no Guarantee shall be required from a US Controlled Foreign Subsidiary unless it guarantees, assumes or in any other manner becomes liable with respect to any Indebtedness under any Credit Agreement (including any proceeds loans or other intercompany loans in respect thereof) of the Issuer, the Company or any Subsidiary Guarantor;
     (v) no Guarantee shall be required if such Guarantee could reasonably be expected to give rise to or result in (x) personal liability for, or material risk of personal liability for, the officers, directors or shareholders of the Company, any parent of the Company or any Restricted Subsidiary, (y) any violation of, or material risk of violation of, applicable law that cannot be avoided or otherwise prevented through measures reasonably available to the Company or any such Restricted Subsidiary, including, for the avoidance of doubt, “whitewash” or similar procedures or (z) any significant cost, expense, liability or obligation (including with respect of any Taxes) other than reasonable out-of-pocket expenses and other than reasonable expenses incurred in connection with any governmental or regulatory filings required as a result of, or any measures pursuant to clause (y) undertaken in connection with, such Guarantee, which cannot be avoided through measures reasonably available to the Company or any such Restricted Subsidiary; and
     (vi) each such Guarantee will be limited as necessary to recognize certain defenses generally available to guarantors (including those that relate to fraudulent conveyance or transfer, voidable preference, financial assistance, corporate purpose, capital maintenance or similar laws, regulations or defenses affecting the rights of creditors generally) or other considerations under applicable law.
          (b) The Guarantees shall be released in accordance with the provisions of Section 10.06.
          SECTION 4.12. Liens. (a) The Company will not, and will not permit any Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien on any asset or property of the Company or such Restricted Subsidiary (including Capital Stock or Indebtedness of a Restricted Subsidiary), whether owned on the Issue Date or acquired thereafter, or any interest therein or any income, profits or proceeds therefrom securing any Indebtedness (an “Initial Lien”), except Permitted Liens; provided, however, that any Lien on such property or assets will be permitted notwithstanding that it is not a Permitted Lien if the Notes and Guarantees are equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the Notes or the Guarantees), the obligations so secured until such time as such obligations are no longer secured by a Lien.
          (b) Any Lien created for the benefit of the holders pursuant to this Section 4.12 will provide by its terms that such Lien will be automatically and unconditionally released and discharged (a) upon the release and discharge of the Initial Lien, (b) upon the sale or other disposition of the assets subject to such Initial Lien (or the sale or other disposition of the Person that owns such assets) in compliance with the terms of this Indenture, (c) upon the designation of a Restricted Subsidiary whose property or assets secure such Initial Lien as an Unrestricted Subsidiary in accordance with the terms of this Indenture, (d) following an Event of Default under this Indenture or an event of default under any other Indebtedness secured by the collateral securing such Indebtedness, pursuant to an enforcement action, if required, in accordance with the terms of any applicable intercreditor agreement or (e) upon the effectiveness of any defeasance or satisfaction and discharge of the Notes as specified in this Indenture.
          SECTION 4.13. Maintenance of Office or Agency. (a) The Issuer shall maintain one or more offices or agencies (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the corporate trust office of the Trustee as set forth in Section 11.01.

          (b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency.
          (c) The Issuer hereby designates the corporate trust office of the Trustee or its Agent as such office or agency of the Issuer in accordance with Section 2.04.
          SECTION 4.14. Taxes. The Issuer will pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes that arise in any jurisdiction from the execution, delivery, registration or enforcement of any Notes, this Indenture, or any other document or instrument in relation thereto (other than a transfer of the Notes) excluding any such Taxes imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Issuer and each Guarantor agree to indemnify the noteholders and the Trustee for any such Taxes paid by such noteholders. The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to an Issuer is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.
          SECTION 4.15. Suspension/Fall-Away of Covenants on Achievement of Investment Grade Status. (a) If on any date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and the Company has delivered written notice of such Investment Grade Ratings to the Trustee, and (ii) no Default has occurred and is continuing under this Indenture, then, beginning on that day, the Company and the Restricted Subsidiaries will not be subject to Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11 and Section 5.01(a)(iv) of this Indenture (the “Suspended Covenants”).
          (b) In the event that the Company and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) the Company or any of its Affiliates enters into an agreement to effect a transaction that would result in a breach of a Suspended Covenant if not so suspended and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Company and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under this Indenture. Such covenants will not, however, be of any effect with regard to the actions of the Company and the Restricted Subsidiaries properly taken during the continuance of the covenant suspension and Section 4.04 shall be interpreted as if it had been in effect since the Issue Date except that no Default will be deemed to have occurred and will not occur solely by reason of a Restricted Payment made during the covenant suspension.

          (c) During the continuance of the covenant suspension, no Restricted Subsidiary may be designated as an Unrestricted Subsidiary.
          (d) The Company, in an Officers’ Certificate, shall provide the Trustee notice of any action that results in Suspended Covenants or the revocation of such suspension. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the suspension period on future compliance by the Company and the Restricted Subsidiaries with their covenants or (iii) notify the holders of the occurrence of any action that results in Suspended Covenants or a revocation of such suspension.
ARTICLE V
Successor Company
          SECTION 5.01. When the Issuer, the Company or a Guarantor May Merge or Transfer Assets. (a) Except for the mergers contemplated on the Issue Date to consummate the UCI Acquisition which shall be explicitly permitted, the Company may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind-up or convert into (whether or not the Company is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of properties or assets constituting all or Substantially All of the properties or assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any Person unless:
     (i) the Company is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding-up or conversion (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of any member state of the European Union that was a member state on January 1, 2004, the United States, the District of Columbia, or any state or territory thereof, or New Zealand (the Company, or such Person, as the case may be, being herein called the “Successor Holding Company”);
     (ii) the Successor Holding Company (if other than the Company) expressly assumes all the obligations of the Company under its Guarantee and this Indenture pursuant to supplemental indentures or other documents or instruments in form satisfactory to the Trustee;
     (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Holding Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Holding Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
     (iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Holding

Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Holding Company or such Restricted Subsidiary at the time of such transaction), either:
     (1) the Successor Holding Company would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or
     (2) the Fixed Charge Coverage Ratio for the Successor Holding Company and its Restricted Subsidiaries would be greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;
     (v) if the Successor Holding Company is not the Company, the Issuer and each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its obligations under this Indenture, the Notes and its respective Guarantee, as applicable, shall apply to such Person’s obligations under this Indenture, the Notes and the Guarantee; and
     (vi) the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture, provided that in giving such opinion such counsel may rely on an Officers’ Certificate as to compliance with the foregoing clauses (iii) and (iv) of this Section 5.01(a) and as to any matters of fact.
          The Successor Holding Company (if other than the Company) will succeed to, and be substituted for, the Company, under this Indenture and its Guarantee, and in such event the Company will automatically be released and discharged from its obligations under this Indenture and its Guarantee. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(a), (A) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Company or to another Restricted Subsidiary, and (B) the Company may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Company in any member state of the European Union that was a member state on January 1, 2004, the United States, the District of Columbia, or any state or territory thereof, or New Zealand, or may convert into a limited liability company, so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby. The provisions set forth in this Article V will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and the Restricted Subsidiaries.
          (b) subject to the provisions of Section 10.06 (which govern the release of a Guarantee upon the sale or disposition of a Restricted Subsidiary that is a Subsidiary Guarantor), no Subsidiary Guarantor will, and the Company will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind-up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or Substantially All of the properties or assets of the Company and its Subsidiaries taken as a whole in one or more related transactions to, any Person unless:

     (i) either (A) such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of any member state of the European Union that was a member state on January 1, 2004, the United States, the District of Columbia, or any state or territory thereof or New Zealand (such Guarantor or such Person, as the case may be, being herein called the “Successor Guarantor”), and the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s Guarantee pursuant to a supplemental indenture or other documents or instruments in form satisfactory to the Trustee, or (B) if such sale or disposition or consolidation, amalgamation or merger is with a Person other than the Company or any Restricted Subsidiary, such sale or disposition or consolidation, amalgamation or merger is not in violation of Section 4.06; and
     (ii) the Successor Guarantor (if other than such Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.
          Except as otherwise provided in this Indenture, in a transaction to which Section 5.01(b)(1)(A) applies, the Successor Guarantor (if other than such Guarantor) will succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee, and such Guarantor will automatically be released and discharged from its obligations under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, (A) a Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in any member state of the European Union that was a member state on January 1, 2004, the United States, the District of Columbia, or any state or territory thereof, or New Zealand, so long as the amount of Indebtedness of the Guarantor is not increased thereby, and (B) a Guarantor may merge, amalgamate or consolidate with another Guarantor or the Issuer.
          In addition, notwithstanding the foregoing, any Subsidiary Guarantor may, without complying with the foregoing covenant, (A) consolidate, amalgamate or merge with or into or wind-up into (each, a “Consolidation”) (x) the Issuer or any Guarantor or (y) any Restricted Subsidiary that is not a Guarantor; provided, however, that at the time of each such Consolidation pursuant to clause (y) the aggregate amount of properties and assets subject to all such Consolidations since the Issue Date shall not exceed 5.0% of the consolidated assets of the Company, the Issuer and the Subsidiary Guarantors as shown on the most recent available consolidated balance sheet of the Company after giving effect to each such Consolidation and including all Consolidations occurring from and after the Issue Date (excluding Consolidations in connection with the UCI Transactions described in the Offering Circular) or (B) sell, assign, transfer, lease, convey or otherwise dispose of, to the Issuer or any Guarantor, all or Substantially All of the properties or assets of the Company and its Subsidiaries taken as a whole to the extent such properties or assets are owned by such Subsidiary Guarantor.

          (c) except for mergers contemplated on the Issue Date in connection with the UCI Transactions which shall be explicitly permitted, the Issuer may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not the Issuer is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or Substantially All of the properties or assets of the Company and its Subsidiaries taken as a whole in one or more related transactions, to any Person unless:
     (i) the Issuer is the surviving person or the Person formed by or surviving any such consolidation, amalgamation, merger, winding up or conversion (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, the District of Columbia, or any state or territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Issuer”); provided, however, that in the case where the surviving Person is not a corporation, a co-obligor of the Notes is a corporation;
     (ii) the Successor Issuer (if other than the Issuer) expressly assumes all the obligations of the Issuer under the Notes and this Indenture pursuant to supplemental indentures or other documents or instruments in form satisfactory to the Trustee;
     (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;
     (iv) immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period (and treating any Indebtedness which becomes an obligation of the Successor Issuer or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Issuer or such Restricted Subsidiary at the time of such transaction), either:
     (1) the Successor Issuer would be permitted to Incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.03(a); or
     (2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;
     (v) if the Successor Issuer is not the Issuer, each Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its obligations under this Indenture, the Notes and its Guarantee, as applicable, shall apply to such Person’s obligations under this Indenture, the Notes and the Guarantee; and
     (vi) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or amalgamation and such supplemental indentures (if any) comply with this Indenture, provided that in giving such opinion such counsel may rely on an Officers’ Certificate as to compliance with the foregoing clauses (3) and (4) of this Section 5.01(c) and as to any matters of fact.
          The Successor Issuer (if other than the Issuer) will succeed to, and be substituted for, the Issuer under this Indenture and in such event the Issuer will automatically be released and discharged from its obligations under this Indenture. Notwithstanding the foregoing clauses (iii) and (iv) of this Section 5.01(c), (A) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to the Issuer or to another Restricted Subsidiary, and (B) the Issuer may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating the Issuer in the United States, the District of Columbia, or any state or territory thereof, or may convert into a limited liability company, so long as the amount of Indebtedness of the Issuer and the Restricted Subsidiaries is not increased thereby. The provisions set forth in this Article V will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company, the Issuer and the Restricted Subsidiaries.
ARTICLE VI
Defaults and Remedies
          SECTION 6.01. Events of Default. An “Event of Default” occurs if:
     (a) there is a default in any payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;
     (b) there is a default in the payment of principal or premium, if any, of any Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon required redemption, upon declaration or otherwise;
     (c) the Company or any Restricted Subsidiary fails to comply with its obligations under Section 5.01;
     (d) the Company or any Restricted Subsidiaries fails to comply for 60 days after notice with its agreements contained in the Notes or this Indenture (other than a failure to repurchase Notes when required following an Asset Sale Offer or Change of Control Offer);
     (e) the Company or any Significant Subsidiary fails to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $25.0 million or its foreign currency equivalent;
     (f) the Company, a Significant Subsidiary or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of the Issuer, pursuant to or within the meaning of any Bankruptcy Law:

     (i) commences a voluntary case;
     (ii) consents to the entry of an order for relief against it in an involuntary case;
     (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or
     (iv) takes any comparable action to that set forth in clause (i), (ii) or (iii) of this Section 6.01(f) under any foreign laws relating to insolvency;
     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Company, a Significant Subsidiary or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of the Issuer, in an involuntary case;
     (ii) appoints a Custodian of the Company, a Significant Subsidiary or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of the Issuer, or for any substantial part of its property; or
     (iii) orders the winding up or liquidation of the Company, a Significant Subsidiary or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of the Issuer;
and the order or decree remains unstayed and in effect for 60 days;
     (h) the Company or any Significant Subsidiary fails to pay final judgments aggregating in excess of $25.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof; or
     (i) any Guarantee of a Significant Subsidiary (or any Guarantee of one or more Guarantors that collectively would represent a Significant Subsidiary) ceases to be in full force and effect (except as contemplated by the terms thereof or the terms of this Indenture) or any Guarantor that qualifies as a Significant Subsidiary (or one or more Guarantors that collectively would represent a Significant Subsidiary) denies or disaffirms its obligations under this Indenture or any Guarantee and such Default continues for 20 days.
          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
          The term “Bankruptcy Law” means Title 11, United States Code, or any similar Federal, state or non-US bankruptcy, insolvency, receivership or similar law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          A Default under clause (d) of this Section 6.01 (other than a failure to purchase Notes) shall not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of outstanding Notes of such series notify the Issuer of the default and the Issuer does not cure or cause the cure of such default within the time specified in clause (d) hereof, after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default”.
          The Company shall deliver to the Trustee (i) as soon as it becomes aware of the occurrence of an Event of Default, written notice of the occurrence of such Event of Default and (ii) within 30 days after the occurrence thereof, written notice of any event which would constitute a Default under clauses (c), (d), (e), (f) or (g) of this Section 6.01, their status and what action the Company is taking or proposes to take in respect thereof.
          SECTION 6.02. Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(f) or (g) with respect to the Company or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of the Issuer) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes by notice to the Trustee and the Company may declare the principal of, premium, if any, and accrued but unpaid interest (including additional interest, if any) on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default specified in Section 6.01(f) or (g) with respect to the Company or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          In the event of any Event of Default specified in Section 6.01(e), such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the Notes, if within 20 days after such Event of Default arose the Issuer delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Notes as described above be annulled, waived or rescinded upon the happening of any such events.
          SECTION 6.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.
          SECTION 6.04. Waiver of Past Defaults. The Holders of a majority in principal amount of outstanding Notes by written notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem or purchase any Note when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of the Holders of not less than 100% of the then outstanding aggregate principal amount of the Notes. When a Default is waived, it is deemed cured and the Issuer, the Guarantors, the Trustee and the Holders shall be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.
          SECTION 6.05. Control by Majority. The Holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
          SECTION 6.06. Limitation on Suits. (a) Subject to Section 7.01, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to this Indenture or the Notes unless:
     (i) such Holder has previously given the Trustee notice that an Event of Default is continuing,
     (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy,
     (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

     (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and
     (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
          SECTION 6.07. Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holders of not less than 100% of the then outstanding aggregate principal amount of the Notes.
          SECTION 6.08. Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.06.
          SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for contractually agreed compensation, reasonable expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer or any Guarantor, their creditors or their property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10. Priorities. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:
     FIRST: to the Trustee for amounts due under Section 7.06;
     SECOND: to the Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
     THIRD: to the Issuer or, to the extent the Trustee collects any amount for any Guarantor, to such Guarantor.
          The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10 and shall notify the Issuer of such record date. At least 15 days before such record date, the Issuer shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
          SECTION 6.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of outstanding Notes.
          SECTION 6.12. Waiver of Stay or Extension Laws. None of the Issuer or any Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
          SECTION 6.13. Direction to Agents. Following the occurrence of an Event of Default or a potential Event of Default, the Trustee may, by notice to the Agents, require them to act under its direction.
ARTICLE VII
Trustee
          SECTION 7.01. Duties of Trustee. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the form requirements of this Indenture (but need not confirm or investigate the truth or accuracy of mathematical calculations or other facts, statements or opinions stated therein).
          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.02 or 6.05; and
     (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers.
          (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.
          (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor.
          (f) Money held by the Trustee need not be segregated from other funds except to the extent required by law.

          SECTION 7.02. Rights of Trustee. Subject to Section 7.01:
          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.
          (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.
          (e) The Trustee may consult with professional advisers and/or counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes or any other agreement referenced herein shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such professional advisers and/or counsel.
          (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of outstanding Notes at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.
          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
          (h) The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be indemnified and all other rights provided under this Article VII, are extended to, and shall be enforceable by, Wilmington Trust FSB, as the Trustee and in each of its other capacities hereunder.
          (i) The Trustee shall not be liable for any action taken or omitted by it in good faith at the direction of the Holders of not less than a majority in principal amount of outstanding

Notes as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.
          (j) Any action taken, or omitted to be taken, by the Trustee in good faith pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders of Notes and upon Notes executed and delivered in exchange therefor or in place thereof.
          (k) The Trustee shall have no duty to inquire as to the performance of the covenants of the Company and its Subsidiaries in Article IV hereof, except with respect to Section 4.01 and shall be entitled to assume that the Issuer has performed in accordance with all of the provisions of this Indenture, unless otherwise notified to it in writing. Delivery of reports, information and documents to the Trustee under Section 4.02 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any of the covenants of the Company and its Subsidiaries hereunder (as to which the Trustee is entitled to rely on Officers’ Certificates).
          (l) The Trustee shall not have any obligation or duty to monitor, determine or inquire as to compliance, and shall not be responsible or liable for compliance with restrictions on transfer, exchange, redemption, purchase or repurchase, as applicable, of minimum denominations imposed under this Indenture or under applicable law or regulation with respect to any transfer, exchange, redemption, purchase or repurchase, as applicable, of any interest in any Notes.
          (m) The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture or the Notes.
          (n) The Trustee shall not, under any circumstance be liable for any special or consequential damages (being loss of business, goodwill, opportunity or profit of any kind) of the Issuer or any Guarantor or any other Subsidiary of the Company or any other Person.
          (o) The Issuer shall deliver no later than the date of execution of this Indenture an Officers’ Certificate setting forth the names of the individuals and/or titles of officers, authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded, and the Trustee shall be entitled to rely on the most recent Officers’ Certificate received.
          (p) The Trustee will not be liable if prevented or delayed in performing any of its obligations by reason of any present or future law applicable to it, by any governmental or regulatory authority or by any force majeure circumstances beyond its control.
          (q) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces majeures beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
          (r) The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction or, to the extent applicable, of the State of New York. Furthermore, the Trustee may also refrain from taking such action if it could otherwise render it liable to any person in that jurisdiction or the State of New York or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or in the State of New York or if it is determined by any court or other competent authority in that jurisdiction or in the State of New York that it does not have such power.
          SECTION 7.03. Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Section 7.09.
          SECTION 7.04. Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, any Guarantee or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer, the Company or any other Guarantor in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (e), (f), (g), (h) or (i) or of the identity of any Significant Subsidiary unless a Trust Officer in the Corporate Trust Office of the Trustee shall have received written notice thereof referencing this Indenture and the applicable section of 6.01 hereof in accordance with Section 11.01 hereof from the Issuer, any Guarantor or any Holder. In accepting the trust hereby created, the Trustee acts solely as Trustee for the Holders of the Notes and not in its individual capacity and all persons, including the Holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.
          SECTION 7.05. Notice of Defaults. If a Default occurs and is continuing and has been notified to the Trustee, the Trustee must mail (or otherwise deliver in accordance with applicable DTC procedures, as applicable) to each registered holder of Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after written notice of it is received by the Trustee: provided that the Trustee may withhold such notice (except in the case a Default or Event of Default in payment of principal of, premium on, if any, or interest, if any, on any Note) if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
          SECTION 7.06. Compensation and Indemnity. (a) The Issuer, failing which the Guarantors, shall pay to the Trustee and each Agent from time to time compensation for their respective services as agreed in writing between the Issuer and the Trustee and each Agent from time to time and, following the occurrence of an Event of Default or a potential Event of Default, such additional fees and expenses as the Trustee deems to be appropriate. The Trustee’s and each Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer, failing which the Guarantors, shall reimburse the Trustee and each Agent upon request for all properly incurred out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the properly incurred compensation and expenses, disbursements and advances of the Trustee’s and each Agent’s agents, counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally, shall indemnify the Trustee and each Agent (which in each case, for purposes of this Section 7.06, shall include its officers, directors, employees, agents and counsel) against any and all loss, liability, claim, taxes, costs, damage or expense (including properly incurred attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture or Guarantee against the Issuer or a Guarantor (including this Section 7.06) and defending itself against or investigating any claim (whether asserted by the Issuer, any Guarantor, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes or the removal or resignation of the Trustee or the applicable Agent. The Trustee or the applicable Agent shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer and the Guarantors, as applicable, shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party solely through such party’s own willful misconduct, negligence or bad faith.
          (b) To secure the payment obligations of the Issuer and the Guarantors in this Section 7.06, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held to pay principal of and interest on particular Notes.
          (c) The Issuer’s and the Guarantors’ payment obligations pursuant to this Section 7.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(f) or (g) with respect to the Company or the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if adequate indemnity against such risk or liability is not assured to its satisfaction.

          For the avoidance of doubt, the rights, privileges, protections, immunities and benefits given to the Trustee in this Section 7.06, including its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee and by each Agent.
          SECTION 7.07. Replacement of Trustee or Agent. (a) The Trustee and any Agent may resign at any time by so notifying the Issuer. The Holders of a majority in principal amount of outstanding Notes may remove the Trustee or any Agent by so notifying the Trustee or such Agent and may appoint a successor Trustee or Agent. The Issuer shall remove the Trustee or any Agent if:
     (i) the Trustee or such Agent fails to comply with Section 7.09;
     (ii) the Trustee or such Agent is adjudged bankrupt or insolvent;
     (iii) a receiver or other public officer takes charge of the Trustee or such Agent or its property; or
     (iv) the Trustee or such Agent otherwise becomes incapable of acting.
          (b) If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.
          (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to the Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.06(b).
          (d) If a successor Trustee or Agent, as applicable, does not take office within 60 days after the retiring Trustee resigns or is removed, (i) the retiring Trustee or Agent, as applicable, or the Holders of 10% in principal amount of outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee or (ii) the retiring Trustee or Agent, as applicable, may appoint a successor Trustee or Agent, as applicable, at any time prior to the date on which a successor Trustee or Agent, as applicable, takes office; provided that such appointment shall be reasonably satisfactory to the Issuer.
          (e) If the Trustee fails to comply with Section 7.09, any Holder who has been a bona fide Holder of a Note for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          (f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Issuer’s or the Guarantors’ obligations under Section 7.06 shall continue for the benefit of the retiring Trustee or Agent, as applicable.

          SECTION 7.08. Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or Substantially All of its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
          In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.
          SECTION 7.09. Eligibility; Disqualification. This Indenture shall at all times have a Trustee that is an entity organized and doing business under the laws of the United States or any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. No obligor under the Notes or Person directly controlling, controlled by, or under common control with such obligor shall serve as Trustee.
ARTICLE VIII
Discharge of Indenture; Defeasance
          SECTION 8.01. Discharge of Liability on Notes; Defeasance. This Indenture shall be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes, as expressly provided for in this Indenture, or the obligations of a Payor to pay Additional Amounts applicable to any payment with respect to the Notes or any Guarantee) as to all outstanding Notes when:
     (a) either (i) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust or segregated and held by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (ii) all of the Notes (A) have become due and payable, (B) will become due and payable at their stated maturity within one year or (C) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the Notes to the date of deposit together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;
     (b) the Issuer or the Guarantors have paid all other sums payable under this Indenture; and
     (c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with; provided, however, that any counsel may rely on an Officers’ Certificate as to matters of fact.
Notwithstanding clauses (a) and (b) above, the Issuer’s, the Company’s and the other Guarantors’ obligations, as applicable, in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 4.14, 7.06, 7.07, 10.08 and in this Article VIII shall survive until the Notes have been paid in full. Thereafter, the Issuer’s, the Company’s and the other Guarantors’ obligations, as applicable, in Sections 7.06 and 8.05 and shall survive such satisfaction and discharge.
          Subject to the preceding paragraph and Section 8.02, the Issuer at any time may terminate (i) all of its obligations under the Notes and this Indenture (with respect to such Notes) (“legal defeasance option”) or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.11, 4.12, 4.15 and the operation of Section 5.01 and Sections 6.01(c), 6.01(d) (with respect to the foregoing Sections of Article IV only), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries only), 6.01(g) (with respect to Significant Subsidiaries only), and 6.01(h) (“covenant defeasance option”). The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. In the event that the Issuer terminates all of its obligations under the Notes and this Indenture (with respect to such Notes) by exercising its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.
          If the Issuer exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Issuer exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(d), 6.01(e), 6.01(f) (with respect to Significant Subsidiaries only), 6.01(g) (with respect only to Significant Subsidiaries) or 6.01(h).
          Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.
          SECTION 8.02. Conditions to Defeasance. (a) The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:
     (i) the Issuer irrevocably deposits with the Trustee money in US Dollars, the principal of and the interest on which shall be sufficient, or a combination thereof sufficient, to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

     (ii) the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited US Dollars, plus any deposited money without investment shall provide cash at such times and in such amounts as shall be sufficient to pay principal, premium, if any, and interest when due on all the Notes to maturity or redemption, as the case may be;
     (iii) 90 days pass after the deposit is made and during the 90-day period no Default specified in Section 6.01(f) or (g) with respect to the Company or the Issuer occurs which is continuing at the end of the period;
     (iv) the deposit does not constitute a default under any other material agreement binding on the Issuer or the Company;
     (v) in the case of the legal defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable US federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders shall not recognize income, gain or loss for US federal income tax purposes as a result of such deposit and defeasance and shall be subject to US federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; provided, however, the Opinion of Counsel required with respect to a legal defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation have become due and payable;
     (vi) in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders shall not recognize income, gain or loss for US Federal income tax purposes as a result of such deposit and defeasance and shall be subject to US Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and
     (vii) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes to be so defeased and discharged as contemplated by this Article VIII have been complied with.
          (b) Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.
          SECTION 8.03. Application of Trust Money. The Trustee shall hold money or deposited with it pursuant to this Article VIII. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.
          SECTION 8.04. Repayment to the Issuer. Each of the Trustee and the Paying Agent shall promptly pay to the Issuer upon request an amount equal to any money held by it as provided in this Article VIII which, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.
          Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.
          SECTION 8.05. Reinstatement. If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or the Paying Agent is permitted to apply all such money in accordance with this Article VIII; provided, however, that, if the Issuer or any Guarantor has made any payment of principal of or interest on, any such Notes because of the reinstatement of the Issuer’s obligations, the Issuer or such Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or the Paying Agent.
ARTICLE IX
Amendments and Waivers
          SECTION 9.01. Without Consent of the Holders. (a) The Issuer, the Company and the Trustee may amend this Indenture and the Notes:
     (i) to cure any ambiguity, omission, mistake, defect or inconsistency;
     (ii) to give effect to any provision of this Indenture (including, without limitation, the release of any Guarantees in accordance with the terms of Section 10.06);
     (iii) to comply with Article V;
     (iv) to provide for the assumption by a Successor Issuer or a Successor Holding Company, as applicable, of the obligations of the Issuer or the Company, as applicable, under this Indenture and the Notes, to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under this Indenture and its Guarantee;
     (v) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);
     (vi) to add a Guarantee with respect to the Notes;
     (vii) to provide for collateral for the Notes in accordance with Section 4.12;

     (viii) to add to the covenants of the Company and its Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or the Company;
     (ix) to make any change that does not adversely affect the rights of any Holder;
     (x) to evidence and give effect to the acceptance and appointment under this Indenture of a successor Trustee;
     (xi) to provide for the accession of the Trustee to any instrument in connection with the Notes;
     (xii) to make certain changes to this Indenture to provide for the issuance of Additional Notes; or
     (xiii) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act, if such qualification is required.
          Before entering into any such amendment or supplemental indenture, the Trustee shall be entitled to require and rely absolutely on an Opinion of Counsel and an Officers’ Certificate.
          After an amendment under this Section 9.01 becomes effective, the Issuer shall mail (or otherwise deliver in accordance with applicable DTC procedures) to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders entitled to receive such notice, or any defect therein, shall not impair or affect the validity of the amendment under this Section 9.01.
          SECTION 9.02. With Consent of the Holders. (a) The Issuer, the Company and the Trustee may amend this Indenture and the Notes with the consent of the holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding; provided, however, that without the consent of each holder of an outstanding Note affected, no amendment may, among other things:
     (i) reduce the amount of Notes whose holders must consent to an amendment;
     (ii) reduce the rate of or extend the time for payment of interest on any Note;
     (iii) reduce the principal of or extend the Stated Maturity of any Note;
     (iv) reduce the premium or amount payable upon the redemption of any Note, change the time at which any Note may be redeemed in accordance with Article III of this Indenture or Section 5 of the Notes;
     (v) make any Note payable in money other than that stated in such Note;

     (vi) expressly subordinate the Notes or any Guarantee to any other Indebtedness of the Company, the Issuer or any Subsidiary Guarantor not otherwise permitted by this Indenture;
     (vii) impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s Notes;
     (viii) make any change in Section 6.04 or the proviso at the end of the first sentence of this Section 9.02;
     (ix) make any change in Sections 4.14 or 10.08 of this Indenture or Section 6 or Section 10 of the Notes that adversely affects the rights of any Holder to receive payments of Additional Amounts pursuant to such provisions or amend the terms of the Notes or this Indenture in a way that would result in the loss of an exemption from any of the Taxes described thereunder that are required to be withheld or deducted by any Relevant Taxing Jurisdiction from any payments made on the Note or any Guarantees by the Payors, unless the Company or any Restricted Subsidiary agrees to pay any Additional Amounts that arise as a result; provided that for purposes of this clause (x) a “Relevant Taxing Jurisdiction” shall include the United States.
          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment under this Section 9.02 becomes effective, the Issuer shall mail (or otherwise deliver in accordance with applicable DTC procedures) to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders entitled to receive such notice, or any defect therein, shall not impair or affect the validity of the amendment under this Section 9.02.
          SECTION 9.03. Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers’ Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Issuer or the Trustee of consents by the Notes of the requisite principal amount of Notes, (ii) satisfaction of conditions to effectiveness as set forth in Section 11.01 and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Issuer and the Trustee.
          (b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding clause (a) of this Section 9.03, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
          SECTION 9.04. Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines in exchange for the Note, the Issuer shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.
          SECTION 9.05. Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall be entitled to receive indemnity or security satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof.
          SECTION 9.06. Payment for Consent. The Issuer and each Affiliate of the Issuer shall not, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
          SECTION 9.07. Compliance with the Trust Indenture Act. All amendments and supplements shall comply with the Trust Indenture Act if, at the time of any such amendment, supplement or waiver, the Trust Indenture Act is applicable to this Indenture. In the event the Notes are registered with the SEC pursuant to the Registration Rights Agreement, the Trust Indenture Act shall govern this Indenture.
ARTICLE X
Guarantees
          SECTION 10.01. Guarantees. (a) Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, on a senior basis, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”), subject to the limitations imposed by applicable local law and the other limitations imposed by the terms of this Indenture. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article X notwithstanding any extension or renewal of any Guaranteed Obligation.
          (b) Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person (including any Guarantor) under this Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) except as set forth in Section 10.06, any change in the ownership of such Guarantor.
          (c) Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
          (d) Except as expressly set forth in Article 8 and Sections 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
          (e) Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

          (f) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest and premiums (if any) on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.
          (g) Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article VI for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article VI, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section 10.01.
          (h) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.01.
          SECTION 10.02. Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
          SECTION 10.03. Successors and Assigns. This Article X shall be binding upon each Guarantor and its successors and shall inure to the benefit of and be enforceable by the successors, transferees and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture. Each Guarantee shall be a continuing guarantee and shall, subject to Section 10.06, remain in full force and effect until the payment in full of the Guaranteed Obligations.
          SECTION 10.04. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

          SECTION 10.05. Modification. No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.
          SECTION 10.06. Release of Guarantor. A Guarantee of a Subsidiary Guarantor will be automatically released upon (x) receipt by the Trustee of a notification from the Issuer or the Company that such Guarantee be released and (y) the occurrence of any of the following:
     (a) the consummation of any transaction permitted by this Indenture as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary;
     (b) the release or discharge of the guarantee or other obligation by such Subsidiary Guarantor of the Senior Secured Credit Facilities or such other guarantee or other obligation that resulted in the creation of such Guarantee, except a release or discharge by or as a result of payment under such guarantee;
     (c) the Company designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.04 and the definition of “Unrestricted Subsidiary”;
     (d) the Issuer’s exercise of its legal defeasance option or covenant defeasance option as described under Article VIII or if the Issuer’s obligations under this Indenture are otherwise discharged in accordance with the terms of this Indenture; or
     (e) the transfer or sale of the equity interests of such Subsidiary Guarantor pursuant to an enforcement action.
          A Guarantee of a Guarantor will also be released as provided in Section 5.01.
          Upon the occurrence of any event set forth by this Section 10.06, the Issuer shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the release of the relevant Guarantor have been complied with. Upon any occurrence specified in this Section 10.06, the Trustee shall, at the instruction of and at the cost of the Issuer, execute any documents reasonably requested of it to evidence such release.
          SECTION 10.07. Contribution. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all Guaranteed Obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
          SECTION 10.08. Withholding Taxes. (a) All payments made by any Guarantor or any successor in interest to any Guarantor (each, a “Payor”) on or with respect to the Notes or any Guarantee will be made without withholding or deduction for, or on account of, any Taxes unless such withholding or deduction is required by law. If any withholding or deduction for, or on account of, any Taxes imposed or levied by or on behalf of:
     (i) any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) from or through which payment on or with respect to the Notes or any Guarantee is made by a Payor, or any political subdivision or governmental authority thereof or therein having the power to tax; or
     (ii) any other jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a Payor that actually makes a payment on or with respect to the Notes or any Guarantee is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax,
          (each of clause (i) and (ii) of this Section 10.08(a), a “Relevant Taxing Jurisdiction”), is at any time required from any payment made by a Payor on or with respect to the Notes or any Guarantee, including payments of principal, redemption price, interest or premium, if any, then the relevant Payor will pay (together with such payment) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payment by a noteholder or the Trustee, as the case may be, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amount that would have been received in respect of such payment on the Notes or Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:
     (1) any Taxes that would not have been so imposed or levied but for the existence of any present or former connection between the relevant noteholder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant noteholder, if such noteholder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of a Note or the receipt of any payment in respect thereof;
     (2) any Taxes that would not have been so imposed or levied if the relevant noteholder (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant noteholder, if such noteholder is an estate, nominee, trust, partnership, limited liability company or corporation) had complied with a reasonable request in writing of the Payor (such request being made at a time that would enable such Person acting reasonably to comply with that request) to make a declaration of nonresidence or any other claim or filing or satisfy any certification, information or reporting requirement for exemption from, or reduction in the rate of, withholding to which it is entitled (provided that such declaration of nonresidence or other claim, filing or requirement is required by the applicable law, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes);
     (3) any Taxes that are payable otherwise than by withholding from a payment by a Payor of the principal of, premium, if any, or interest under the Notes or any Guarantee;
     (4) any estate, inheritance, gift, sales, excise, transfer, personal property or similar Tax;
     (5) any Taxes that are required to be deducted or withheld on a payment pursuant to the European Union Directive 2003/48/EC regarding the taxation of savings income (the “Directive”) or any law implementing, or introduced in order to conform to, the Directive;
     (6) except in the case of the liquidation, dissolution or winding-up of the Payor, any Taxes imposed in connection with a Note presented for payment by or on behalf of a noteholder or beneficial owner to the extent such Taxes could have been avoided by presenting such Note to, or otherwise accepting payment from, another paying agent in a member state of the European Union; or
     (7) any combination of the above.
     Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is required) within 30 days after the relevant payment was first made available for payment to the noteholder or (y) where, had the beneficial owner of the Note been the holder of the Note, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (7) inclusive above.
          (b) The Payor will (i) make any required withholding or deduction and (ii) remit the full amount withheld or deducted to the relevant taxing authority of the Relevant Taxing Jurisdiction in accordance with applicable law. Upon request, such Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant taxing authority of each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee. If, notwithstanding the efforts of such Payor to obtain such receipts, the same are not obtainable, such Payor will provide the Trustee with other evidence reasonably satisfactory to the relevant noteholder.
          (c) If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Notes or any Guarantee, at least 30 days prior to the date of such payment, such Payor will deliver to the Trustee an Officers’ Certificate stating the fact that Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to noteholders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case such Payor shall deliver such Officers’ Certificate and such other information as promptly as practicable after the date that is 30 days prior to the payment date, but no less than five (5) Business Days prior thereto, and otherwise in accordance with the requirements of DTC).
          (d) Wherever in this Indenture, the Notes or any Guarantee there is mentioned, in any context: (i) the payment of principal, (ii) redemption prices or purchase prices in connection with a redemption or purchase of Notes, (iii) interest or (iv) any other amount payable on or with respect to any of the Notes or any Guarantee, such reference shall be deemed to include payment of Additional Amounts as described under this Section 10.08 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
     The foregoing obligations will survive any termination, defeasance or discharge of this Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to an Issuer is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.
ARTICLE XI
Miscellaneous
          SECTION 11.01. Notices. (a) Any notice or communication required or permitted hereunder shall be in the English language in writing and delivered in person, via facsimile, email or mailed by first-class mail addressed as follows:
if to the Issuer or a Guarantor:
Rank Group
Suite 2502
Level 25, Citigroup Centre
2 Park Street
Sydney 2000, Australia
Fax No.: +6192686693
Attn: Helen Golding
helen.golding@rankgroup.co.nz
and
if to the Trustee, Paying Agent, Transfer Agent or Registrar:
Wilmington Trust FSB
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Fax No.: (612) 217-5651
Attn: Corporate Capital Markets — UCI Administrator
jschweiger@wilmingtontrust.com

The Issuer, any Guarantor, the Trustee, and the Transfer Agent, Registrar and Paying Agent, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications.
          (b) Any notice or communication delivered to a Holder shall be delivered electronically or mailed, first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so delivered within the time prescribed.
          (c) Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.
          (d) The Trustee and the Agents agree to accept and act upon notice, instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide executed instructions or directions to the Trustee or the Agents in a timely manner, and
          (e) such executed instructions or directions shall be signed (manually or by facsimile) by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee and the Agents shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s and the Agents’ reliance upon and compliance in good faith with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction received by the Trustee and the Agents following action taken pursuant to prior instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting in good faith on unauthorized instructions, and the risk of interception and misuse by third parties.
          (f) Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption or purchase) to a Holder of a Global Security (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC or its designee pursuant to the standing instructions from DTC or its designee.
          SECTION 11.02. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:
     (a) an Officers’ Certificate in form satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel in form satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
          SECTION 11.03. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:
     (a) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.
          SECTION 11.04. When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
          SECTION 11.05. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and the Paying Agent may make reasonable rules for their functions.
          SECTION 11.06. Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular record date is not a Business Day, the record date shall not be affected.
          SECTION 11.07. GOVERNING LAW. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE PARTIES HERETO HEREBY AGREE TO WAIVE ANY RIGHT THEY MAY HAVE TO TRIAL BY JURY.

          SECTION 11.08. Consent to Jurisdiction and Service. Each of the Company and each Guarantor that is a Foreign Subsidiary will irrevocably and unconditionally: (a) submit itself and its property in any legal action or proceeding relating to this Indenture to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the general jurisdiction of the courts of the State of New York, sitting in the Borough of Manhattan, The City of New York, the courts of the United States of America for the Southern District of New York, appellate courts from any thereof and courts of its own corporate domicile, with respect to actions brought against it as defendant; (b) consent that any such action or proceeding may be brought in such courts and waive any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) designate and appoint the Issuer as its authorized agent upon which process may be served in any action, suit or proceeding arising out of or relating to this Indenture that may be instituted in any Federal or state court in the State of New York; and (d) agree that service of any process, summons, notice or document by US registered mail addressed to UCI International, with written notice of said service to 14601 Highway 41 North Evansville, Indiana 47725 (fax number: 812-867-4157), shall be effective service of process for any action, suit or proceeding brought in any such court.
          SECTION 11.09. No Recourse Against Others. No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in the Company, the Issuer or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Guarantor, will have any liability for any obligations of the Issuer, the Company or any Subsidiary Guarantor under the Notes, this Indenture or any Guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
          SECTION 11.10. Successors. All agreements of the Issuer, the Company and each Guarantor in this Indenture and the Notes shall bind its successors. All agreements of the Trustee, and each Agent in this Indenture shall bind its successors.
          SECTION 11.11. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
          SECTION 11.12. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
          SECTION 11.13. Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.
          SECTION 11.14. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
          SECTION 11.15. Place of Performance. The parties to this Indenture shall perform their obligations under or in connection with the Note Documents exclusively at the Place of Performance (as defined below). For the purposes of the above, “Place of Performance” means (a) in relation to any payment under or in connection with a Note Document, the place at which such payment is to be made pursuant to Section 4.01 and (b) in relation to any other obligation or liability under or in connection with the Note Documents, the premises of the Trustee in New York or any other place as the Trustee may specify from time to time.
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APPENDIX A
PROVISIONS RELATING TO NOTES
          1. Definitions.
          1.1 Definitions.
          Capitalized terms used but not otherwise defined in this Appendix A shall have the meanings assigned to them in the Indenture. For the purposes of this Appendix A the following terms shall have the meanings indicated below:
          “Definitive Security” means a certificated Note (bearing the Restricted Securities Legend if the transfer of such Note is restricted by applicable law) that does not include the Global Securities Legend.
          “Depositary” means the Depository Trust Company (“DTC”), its nominees and their respective successors.
          “Exchange Notes” means (1) the 8.625% Notes Due 2019 issued pursuant to the Indenture in connection with the Registered Exchange Offer pursuant to the Registration Rights Agreement and (2) Additional Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.
          “Exchange Offer Registration Statement” means the exchange offer registration statement, if any, filed by the Issuer pursuant to the Registration Rights Agreement.
          “Global Securities Legend” means the legend set forth under that caption in Exhibit A to the Indenture.
          “Purchase Agreement” means (a) the Purchase Agreement dated January 11, 2011, among the Issuer, the Company, UCI Acquisition Holdings (No. 1) Corp, UCI Acquisition Holdings (No. 2) Corp and Credit Suisse Securities (USA) LLC, as representative of the several Purchasers (as defined therein) and (b) any other similar Purchase Agreement relating to Additional Notes.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Registered Exchange Offer” means the offer by the Issuer, pursuant to the Registration Rights Agreement, to certain Holders of Original Notes, to issue and deliver to such Holders, in exchange for the Original Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.
          “Regulation S” means Regulation S under the Securities Act.
          “Regulation S Securities” means all Original Notes offered and sold outside the United States in reliance on Regulation S.

          “Rule 144A” means Rule 144A under the Securities Act.
          “Rule 144A Securities” means all Original Notes offered and sold to QIBs in reliance on Rule 144A.
          “Shelf Registration Statement” means the shelf registration statement, if any, filed by the Issuer pursuant to the Registration Rights Agreement.
          “Transfer Restricted Securities” means Definitive Securities and any other Notes that bear or are required to bear or are subject to the Restricted Securities Legend.
          1.2 Other Definitions.

Term:	Defined in Section:
Agent Members	2.1(b)
Global Securities	2.1(a)
Regulation S Global Securities	2.1(a)
Rule 144A Global Securities	2.1(a)
          2. The Notes.
          2.1 (a) Form and Dating; Global Securities. The Notes shall be offered and sold by the Issuer pursuant to a Purchase Agreement. The Notes shall be resold initially only to (i) QIBs in reliance on Rule 144A and (ii) Persons other than US Persons (as defined in Regulation S) in reliance on Regulation S. Notes may thereafter be transferred to, among others, QIBs and purchasers in reliance on Regulation S, subject to the restrictions on transfer set forth herein. Notes initially resold pursuant to Rule 144A shall be issued initially in the form of one or more global notes in fully registered form (each, a “Rule 144A Global Security”); Notes initially resold pursuant to Regulation S shall be issued initially in the form of one or more global notes in fully registered form (each, a “Regulation S Global Security”), in each case without interest coupons and with the global securities legend and the applicable restricted securities legend set forth in Exhibit A hereto. The Rule 144A Global Securities and the Regulation S Global Securities in respect of the Notes shall be deposited on behalf of the purchasers of the Notes with a custodian for DTC and registered in the name of Cede & Co., as nominee of DTC, duly executed by the Issuer and authenticated by the Trustee or the authentication agent as provided in the Indenture.
          Beneficial interests in a Regulation S Global Security may be exchanged for interests in a Rule 144A Global Security only after the 40th day after the Issue Date and then only if (1) such exchange occurs in connection with a transfer of Notes in compliance with Rule 144A and (2) the transferor of the beneficial interest in a Regulation S Global Security first delivers to the Registrar or a Transfer Agent a written certificate (in content consistent with the form set forth on the reverse of the Note) to the effect that the beneficial interests in the Regulation S Global Security are being transferred to a Person (a) who the transferor reasonably believes to be a QIB, (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions. Prior to the 40th day after the Issue Date of the Notes, any transfer of a beneficial interest in a Regulation S Global Security may only occur through the facilities of Euroclear or Clearstream, Luxembourg.
          Beneficial interests in a Rule 144A Global Security may be transferred to a Person who takes delivery in the form of an interest in a Regulation S Global Security only if the transferor first delivers to the Registrar or a Transfer Agent a written certificate (in content consistent with the form set forth on the reverse of the Note) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S to a person who is not a US person (as defined in Regulation S) and in accordance with all applicable securities laws of the States of the United States and other jurisdictions.
          The Rule 144A Global Security and the Regulation S Global Security are collectively referred to herein as the “Global Securities”. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.
          (b) Book-Entry Provisions of Notes. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.
          The Issuer shall execute and the Trustee or authentication agent shall, in accordance with this Section 2.1(b), authenticate and deliver initially one Rule 144A Global Security in respect of the Notes and one Regulation S Global Security in respect of the Notes, in each case that (a) shall be registered in the name of Cede & Co., as nominee of DTC and (b) shall be delivered by the Trustee or authentication agent to the custodian for DTC or pursuant to such custodian’s instructions.
          Members of, or participants in, DTC (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the custodian of DTC, or under such Global Security, and the Issuer, the Trustee and any agent of the Issuer or the Trustee shall treat such custodian or its nominee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and their Agent Members, the operation of customary practices of such governing the exercise of the rights of a holder of a beneficial interest in any Global Security.
          (c) Definitive Securities. Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Global Securities shall not be entitled to receive physical delivery of Definitive Securities.
     2.2 Authentication.
          On the Issue Date, the Trustee or the authentication agent shall authenticate and deliver $400,000,000 aggregate principal amount of Global Securities in respect of the Notes and, at any time and from time to time thereafter, the Trustee or the authentication agent shall authenticate and deliver (i) Additional Notes for original issue in an aggregate principal amount specified in such order and (ii) Exchange Notes for issue only in a Registered Exchange Offer, pursuant to a Registration Rights Agreement, for a like principal amount of Original Notes, in each case upon a written order of the Issuer signed by an Officer or authorized signatory of the Issuer. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Additional Notes pursuant to Section 2.01 of the Indenture after the Issue Date, shall certify that such issuance is in compliance with Section 4.03 of the Indenture. The Trustee or the authentication agent shall authenticate Additional Notes upon receipt of a written order of an Authentication Order relating thereto.
     2.3 Transfer and Exchange.
          (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar with a request:
     (x) to register the transfer of such Definitive Securities; or
     (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:
     (i) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and
     (ii) if such Definitive Securities are required to bear a restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section 2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:
     (A) if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or
     (B) if such Definitive Securities are being transferred to the Issuer, a certification to that effect; or
     (C) if such Definitive Securities are being transferred pursuant to an exemption from registration in accordance with Rule 144A or Regulation S under the Securities Act, a certification to that effect.
          (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, together with:
     (i) certification, in the form set forth on the reverse of the Note, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A, or (B) being transferred outside the United States in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act to a person who is not a US person (as defined in Regulation S under the Securities Act); and
     (ii) written instructions directing the Registrar to make an adjustment on its books and records with respect to a Rule 144A Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or a Regulation S Global Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Notes represented by a Rule 144A Global Security or a Regulation S Global Security, as applicable, such instructions to contain information regarding the transferor’s account details at DTC to be credited with such increase, then the Registrar shall cancel such Definitive Security and cause, or direct the Transfer Agent to cause, in accordance with standing instructions and procedures, the aggregate principal amount of Notes represented by the applicable Rule 144A Global Security or the applicable Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Rule 144A Global Security or the applicable Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Security or Regulation S Global Security, as applicable, is then outstanding, the Issuer shall issue and the Trustee shall authenticate, upon receipt of an Authentication Order, a new Rule 144A Global Security or Regulation S Global Security, as applicable, in the appropriate principal amount. The Registrar shall record the exchange or transfer of a Definitive Security for an interest in a Global Security in accordance with this Section 2.3(b) in the register maintained by it.
          (c) Transfer and Exchange of Global Securities.
     (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary in accordance with the Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of DTC therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order, given in accordance with DTC’s procedures, containing information regarding the participant account of DTC to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer of the beneficial interest in the Global Security being transferred.
     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global

Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.
     (iii) Notwithstanding any other provisions of this Appendix A (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the custodian of DTC or the Depositary to a nominee thereof or a successor thereof.
     (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix A, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Original Notes intended to ensure that such transfers comply with Rule 144A, Regulation S or another applicable exemption under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Issuer.
          (d) Legend. The Notes shall bear the legends set forth below.
          (i) Except as permitted by the following paragraph (ii), each Note certificate evidencing the Global Securities (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:
     “THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “US SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE US SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
     (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
     (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE US SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
     (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE PROVISIONS OF RULE 903 AND RULE 904 UNDER THE US SECURITIES ACT,

     (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE US SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR
     (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE US SECURITIES ACT,
     IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN EACH OF CASES (III) AND (IV) SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
     [THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “US SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON WITHOUT REGISTRATION EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE US SECURITIES ACT. EXCEPT AS SPECIFIED IN THE INDENTURE IN RESPECT OF THIS NOTE, BENEFICIAL OWNERSHIP INTERESTS IN THIS NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DOES NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE US SECURITIES ACT). DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM, OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME.”]1
     (ii) Each Definitive Security shall bear the following additional legends:
          “IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.”

[1]	Applicable to Regulation S Global Securities only.

     (iii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Note that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).
     (iv) After a transfer of any Original Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Original Notes, all requirements pertaining to legends on such Original Note will cease to apply, the requirements requiring any such Original Note issued to certain Holders be issued in global form will cease to apply, and a certificated Original Note or an Original Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Original Notes upon exchange of such transferring Holder’s certificated Original Note or directions to transfer such Holder’s interest in the Global Security, as applicable.
     (v) Upon the consummation of a Registered Exchange Offer with respect to the Original Notes, all requirements pertaining to such Original Notes that Original Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Original Notes that do not exchange their Original Notes, and Exchange Notes in certificated or global form, in each case without the restricted securities legend set forth in Exhibit A hereto will be available to Holders that exchange such Original Notes in such Registered Exchange Offer.
     (e) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Registrar for cancellation or retained and canceled by the Registrar. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Registrar with respect to such Global Security, by the Registrar, to reflect such reduction.
     (f) No Obligation of the Trustee or the Registrar.
     (i) None of the Trustee or the Registrar shall have any responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in DTC or other Person with respect to the accuracy of the records of DTC or any nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the custodian for DTC) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the custodian for DTC or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the custodian for DTC, subject to the applicable rules and procedures of DTC. The Trustee and the Registrar may rely and shall be fully protected in relying upon information furnished by the custodian of DTC with respect to the Agent Members and any beneficial owners.
     (ii) The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants in DTC, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
          2.4 Definitive Securities.
          (a) A Global Security deposited with the custodian of DTC pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 hereof and (i) the Issuer has consented to such transfer in writing, (ii) the Issuer notifies the Trustee in writing that DTC, acting through itself, or the custodian for DTC is unwilling or unable to continue as a clearing system in respect of such Global Security and a successor clearing system is not appointed by the Issuer within 120 days of such notice; (iii) DTC so requests following a Default under the Indenture (in which case such Notes may be exchanged in whole but not in part); or (iv) the Issuer, at its option, notifies the Trustee in writing that it elects to issue Definitive Securities.
          (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the custodian for DTC to the Registrar located at its principal corporate trust office, to be so transferred, in whole or from time to time in part, without charge, and the Registrar shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security in respect of the Notes transferred pursuant to this Section 2.4 shall be executed, authenticated and delivered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof and registered in such names as the custodian of DTC, shall direct. Any Definitive Security delivered in exchange for an interest in the Transfer Restricted Security shall, except as otherwise provided by Section 2.3(d) hereof, bear the applicable restricted securities legend and definitive securities legend set forth in Exhibit A hereto.
          (c) Subject to the provisions of Sections 2.4(d) hereof, the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.
          (d) In the event of the occurrence of one of the events specified in Section 2.4(a) or 2.4(b) hereof, the Issuer shall promptly make available to the Registrar a reasonable supply of Definitive Securities in definitive, fully registered form without interest coupons. In the event that such Definitive Securities are not issued, the Issuer expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.05 of the Indenture, the right of any beneficial owner of Notes to pursue such remedy with respect to the portion of the Global Security that represents such beneficial owner’s Notes as if such Definitive Securities had been issued.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ISSUER: UNCLE ACQUISITION 2010 CORP
By:	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

COMPANY: UCI HOLDINGS LIMITED
by	/s/ Helen Golding
	Name:	Helen Golding
Title:

Witnessed by:
/s/ Karen Mower
	Name:	Karen Mower
	Title:	Lawyer
Address: Sydney, Australia

SUBSIDIARY GUARANTORS: UCI ACQUISITION HOLDINGS (NO. 1) CORP
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

UCI ACQUISITION HOLDINGS (NO. 2) CORP
by	/s/ Helen Golding
	Name:	Helen Golding
	Title:	Vice President

[Signature Page to Indenture]

WILMINGTON TRUST FSB, as Trustee, Paying Agent, Transfer Agent and Registrar
By:	/s/ Frank McDonald
	Name:	Frank McDonald
	Title:	Vice President

[Signature Page to Indenture]

Exhibit A
[FORM OF FACE OF NOTE]
[Global Securities Legend]
          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ITS AUTHORIZED NOMINEE OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO ITS AUTHORIZED NOMINEE, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, ITS AUTHORIZED NOMINEE, HAS AN INTEREST HEREIN.
          TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.
[Restricted Securities Legend]
          THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “US SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE US SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
          (I) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,
          (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE US SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
          (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE PROVISIONS OF RULE 903 AND RULE 904 UNDER THE US SECURITIES ACT,

          (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE US SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR
          (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE US SECURITIES ACT,
          IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN EACH OF CASES (III) AND (IV) SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
          [THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “US SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY US PERSON WITHOUT REGISTRATION EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE US SECURITIES ACT. EXCEPT AS SPECIFIED IN THE INDENTURE IN RESPECT OF THIS NOTE, BENEFICIAL OWNERSHIP INTERESTS IN THIS NOTE WILL NOT BE EXCHANGEABLE FOR INTERESTS IN ANY OTHER NOTE REPRESENTING AN INTEREST IN THE NOTES REPRESENTED HEREBY WHICH DOES NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE US SECURITIES ACT). DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS NOTE MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM, OR CLEARSTREAM BANKING, SOCIÉTÉ ANONYME.]2
[Definitive Securities Legend]
          IN CONNECTION WITH ANY TRANSFER, THE HOLDER SHALL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

[2]	Applicable to Regulation S Global Securities only.

[FORM OF NOTE]

No.	$
8.625% Senior Note due 2019
CUSIP
ISIN
          UNCLE ACQUISITION 2010 CORP, A DELAWARE CORPORATION, PROMISES TO PAY TO [           ], OR ITS REGISTERED ASSIGNS, THE PRINCIPAL SUM OF $[          ], [AS THE SAME MAY BE REVISED FROM TIME TO TIME ON THE SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY ATTACHED HERETO,] ON FEBRUARY 15, 2019.
          Interest Payment Dates: February 15 and August 15
          Record Dates: February 1 and August 1
          Additional provisions of the Note are set forth on the other side of this Note.

          IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

UNCLE ACQUISITION 2010 CORP
by

By
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
WILMINGTON TRUST FSB, as Trustee,
certifies that this is one of the
Notes referred to in the Indenture.

By
Authorized Signatory

     Dated:

*/	If the Note is to be issued in global form, add the Global Securities Legend and the attachment from Exhibit A captioned “[TO BE ATTACHED TO GLOBAL SECURITIES] — SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY”.

[FORM OF REVERSE SIDE OF NOTE]
8.625% Note due 2019
1. Interest
          Uncle Acquisition 2010 Corp, a Delaware corporation (such company, and its successors and assigns under the Indenture, the “Issuer”), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Note from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured at the applicable rate as determined pursuant to the Registration Rights Agreement.
          The Issuer shall pay interest semi-annually on February 15 and August 15 of each year, commencing August 15, 2011. Interest on the Notes shall accrue from the most recent date to which interest has been paid or provided for or, if no interest has been paid or provided for, from January 26, 2011 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
          The Issuer shall pay interest on this Note (except defaulted interest) to the registered Holder at the close of business on the February 1 or August 1 next preceding the interest payment date even if this Note is canceled after the record date and on or before the interest payment date (whether or not a Business Day). The Issuer shall pay principal, premium, if any, and interest in US Dollars or such other lawful currency of the United States that at the time of payment is legal tender for payment of public and private debts. The Issuer shall make all payments in respect of this Note (including principal, premium, if any, and interest) at the office of the relevant Paying Agent, provided that all such payments [shall be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof]3 [at the option of the Issuer, may be made through the Paying Agent by mailing a check to the registered address of each Holder thereof]4.
3. Paying Agent and Registrar
          Initially, Wilmington Trust FSB (the “Trustee”) shall act as Trustee, Paying Agent (“Paying Agent”), Transfer Agent (“Transfer Agent”) and Registrar (the “Registrar”). The Issuer may appoint and change any Paying Agent, Transfer Agent or Registrar without notice to the noteholders, provided that in all circumstances the Paying Agent will be located in

[3]	Applicable if this Security is represented by a Global Security registered in the name of or held by a nominee of The Depository Trust Company, Clearstream or Euroclear on the relevant record date.

[4]	Applicable if this Security is represented by a Definitive Security on the relevant record date.

the United States. The Company or any of its Subsidiaries may act as Registrar or, provided that such Subsidiaries are located in the United States, Paying Agent (other than with respect to Global Securities).
4. Indenture
          The Issuer issued the Notes under an Indenture dated as of January 26, 2011 (the “Indenture”), among the Issuer, the Guarantors party thereto from time to time, the Trustee, the Paying Agent, the Transfer Agent and the Registrar. The terms of the Notes include those stated in the Indenture. Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions.
          The Notes are senior obligations of the Issuer. This Note is one of the Original Notes referred to in the Indenture. The Notes include the Original Notes and any Additional Notes. The Original Notes and any Additional Notes are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company and the Restricted Subsidiaries, including the Issuer, to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Issuer, the Company and the other Guarantors to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all the properties or assets of the Company and its Subsidiaries taken as a whole. The Indenture also imposes limitations on the ability of the Company and the Restricted Subsidiaries to undertake certain activities.
          To the extent any provision of the Notes conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5. Optional Redemption
          Except as set forth in this Section 5, the Notes shall not be redeemable at the option of the Issuer prior to February 15, 2015. Thereafter, the Issuer may redeem the Notes at its option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address (or otherwise delivered in accordance with applicable DTC procedures), at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on February 15 of the years set forth below. Without limiting the Issuer’s obligations under the Indenture, the Issuer may provide in such notice that payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Period	Redemption Price
2015	104.313%
2016	102.156%
2017 and thereafter	100.000%
          In addition, at any time and from time to time prior to February 15, 2015, the Issuer may redeem the Notes at its option, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address (or otherwise delivered in accordance with applicable DTC procedures), at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium (as calculated by the Issuer or on behalf of the Issuer by such person as the Issuer shall designate) as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date). Without limiting the Issuer’s obligations under the Indenture, the Issuer may provide in such notice that payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.
          Notwithstanding the foregoing, at any time and from time to time prior to February 15, 2014, the Issuer may at its option redeem in the aggregate up to 35% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of any Additional Notes) with the net cash proceeds of one or more Equity Offerings (1) by the Company or (2) any direct or indirect parent of the Company, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Company or any of its Restricted Subsidiaries or used to purchase Capital Stock (other than Disqualified Stock) of any such entity from it, at a redemption price (expressed as a percentage of principal amount thereof) of 108.625%, plus accrued and unpaid interest and additional interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 65% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of any Additional Notes) remain outstanding after each such redemption; provided further, however, that such redemption shall occur within 90 days after the date on which any such Equity Offering is consummated upon not less than 30 nor more than 60 days’ notice mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.
          Notice of any redemption upon any Equity Offering may be given prior to the completion thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering. Without limiting the Issuer’s obligations under the Indenture, the Issuer may provide in such notice that payment of the redemption price and the performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

6. Taxes
          The Issuer will pay any present or future stamp, court or documentary Taxes, or any other excise, property or similar Taxes that arise in any jurisdiction from the execution, delivery, registration or enforcement of any Notes, the Indenture, or any other document or instrument in relation thereto (other than a transfer of the Notes) excluding any such Taxes imposed by any jurisdiction that is not a Relevant Taxing Jurisdiction, and the Issuer and each Guarantor agree to indemnify the noteholders and the Trustee for any such Taxes paid by such noteholders. The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to the Issuer is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.
7. Sinking Fund
          The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.
8. Notice of Redemption
          Notice of redemption shall be mailed by first-class mail (or otherwise delivered in accordance with applicable DTC procedures) upon not less than 30 days nor more than 60 days’ prior notice to each Holder’s registered address. Notes in denominations of $2,000 or less may be redeemed in whole but not in part. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $2,000. Notes and portions thereof selected by the Trustee shall be in principal amounts of $2,000 or a whole multiple of $1,000 in excess thereof, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not in a multiple of $1,000, shall be redeemed. If money sufficient to pay the redemption price of and accrued and unpaid interest and premiums (if any) on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.
9.	Repurchase of Notes at the Option of the Holders upon Change of Control and Asset Sales
          Upon the occurrence of a Change of Control, each Holder will have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant record date to receive interest due on the relevant interest payment date), as provided in, and subject to the terms of, the Indenture.
          In accordance with Section 4.06 of the Indenture, the Issuer shall be required to offer to purchase Notes upon the occurrence of certain events in connection with certain Asset Sales.

10. Guarantees
          Each Guarantor will jointly and severally, irrevocably and unconditionally guarantee on a senior basis to the extent set forth in the Indenture (i) the full and punctual payment of principal of and interest on this Note when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Issuer under the Indenture and this Note and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer.
          All payments made by any Guarantor or any successor in interest to any Guarantor (each, a “Payor”) on or with respect to the Notes or any Guarantee will be made without withholding or deduction for, or on account of, any Taxes unless such withholding or deduction is required by law. If any withholding or deduction for, or on account of, any Taxes imposed or levied by or on behalf of:
          (1) any jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) from or through which payment on or with respect to the Notes or any Guarantee is made by a Payor, or any political subdivision or governmental authority thereof or therein having the power to tax; or
          (2) any other jurisdiction (other than the United States or any political subdivision or governmental authority thereof or therein having the power to tax) in which a Payor that actually makes a payment on or with respect to the Notes or any Guarantee is organized or otherwise considered to be a resident for tax purposes, or any political subdivision or governmental authority thereof or therein having the power to tax,
(each of clause (1) and (2), a “Relevant Taxing Jurisdiction”), is at any time required from any payment made by a Payor on or with respect to the Notes or any Guarantee, including payments of principal, redemption price, interest or premium, if any, then the relevant Payor will pay (together with such payment) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received in respect of such payment by a noteholder or the Trustee, as the case may be, after such withholding or deduction (including any such withholding or deduction from such Additional Amounts), will not be less than the amount that would have been received in respect of such payment on the Notes or Guarantee in the absence of such withholding or deduction; provided, however, that no such Additional Amounts will be payable for or on account of:
          (1) any Taxes that would not have been so imposed or levied but for the existence of any present or former connection between the relevant noteholder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over the relevant noteholder, if such noteholder is an estate, nominee, trust, partnership, limited liability company or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national of, or carrying on a business or maintaining a permanent establishment in, or being physically present in, the Relevant Taxing Jurisdiction) but excluding, in each case, any connection arising solely from the acquisition, ownership or holding of a Note or the receipt of any payment in respect thereof;

          (2) any Taxes that would not have been so imposed or levied if the relevant noteholder (or fiduciary, settlor, beneficiary, member or shareholder of, or possessor of power over, the relevant noteholder, if such noteholder is an estate, nominee, trust, partnership, limited liability company or corporation) had complied with a reasonable request in writing of the Payor (such request being made at a time that would enable such Person acting reasonably to comply with that request) to make a declaration of nonresidence or any other claim or filing or satisfy any certification, information or reporting requirement for exemption from, or reduction in the rate of, withholding to which it is entitled (provided that such declaration of nonresidence or other claim, filing or requirement is required by the applicable law, treaty, regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from the requirement to deduct or withhold all or a part of any such Taxes);
          (3) any Taxes that are payable otherwise than by withholding from a payment by a Payor of the principal of, premium, if any, or interest under the Notes or any Guarantee;
          (4) any estate, inheritance, gift, sales, excise, transfer, personal property or similar Tax;
          (5) any Taxes that are required to be deducted or withheld on a payment pursuant to the Directive or any law implementing, or introduced in order to conform to, the Directive;
          (6) except in the case of the liquidation, dissolution or winding-up of the Payor, any Taxes imposed in connection with a Note presented for payment by or on behalf of a noteholder or beneficial owner to the extent such Taxes could have been avoided by presenting such Note to, or otherwise accepting payment from, another paying agent in a member state of the European Union; or
          (7) any combination of the above.
          Such Additional Amounts will also not be payable (x) if the payment could have been made without such deduction or withholding if the beneficiary of the payment had presented the Note for payment (where presentation is required) within 30 days after the relevant payment was first made available for payment to the noteholder or (y) where, had the beneficial owner of the Note been the holder of the Note, such beneficial owner would not have been entitled to payment of Additional Amounts by reason of any of clauses (1) to (7) inclusive above.
          The Payor will (i) make any required withholding or deduction and (ii) remit the full amount withheld or deducted to the relevant taxing authority of the Relevant Taxing Jurisdiction in accordance with applicable law. Upon request, such Payor will use all reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each relevant taxing authority of each Relevant Taxing Jurisdiction imposing such Taxes and will provide such certified copies to the Trustee. If, notwithstanding the efforts of such Payor to obtain such receipts, the same are not obtainable, such Payor will provide the Trustee with other evidence reasonably satisfactory to the relevant noteholder.
          If any Payor will be obligated to pay Additional Amounts under or with respect to any payment made on the Notes or any Guarantee, at least 30 days prior to the date of such payment, such Payor will deliver to the Trustee an Officers’ Certificate stating the fact that

Additional Amounts will be payable and the amount so payable and such other information necessary to enable the Paying Agent to pay Additional Amounts to noteholders on the relevant payment date (unless such obligation to pay Additional Amounts arises less than 45 days prior to the relevant payment date, in which case such Payor shall deliver such Officers’ Certificate and such other information as promptly as practicable after the date that is 30 days prior to the payment date, but no less than five (5) Business Days prior thereto, and otherwise in accordance with the requirements of DTC).
          Wherever in the Indenture, the Notes or any Guarantee there is mentioned, in any context:
          (1) the payment of principal,
          (2) redemption prices or purchase prices in connection with a redemption or purchase of Notes,
          (3) interest, or
          (4) any other amount payable on or with respect to any of the Notes or any Guarantee, such reference shall be deemed to include payment of Additional Amounts as described under this Section 6 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
          The foregoing obligations will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to an Issuer is organized or otherwise considered to be a resident for tax purposes or any political subdivision or taxing authority or agency thereof or therein.
11. [Reserved.]
12. Denominations; Transfer; Exchange
          The Notes are in registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents, furnish information regarding the account of the transferee at DTC, where appropriate, furnish certain certificates and opinions, and pay any taxes, duties and governmental charges in connection with such transfer or exchange. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or to transfer or exchange any Notes for a period of 15 days prior to a selection of Notes to be redeemed.

13. Persons Deemed Owners
          The registered Holder of this Note shall be treated as the owner of it for all purposes.
14. Unclaimed Money
          If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Issuer at its written request unless an abandoned property law designates another Person. After any such payment, the Holders entitled to the money must look to the Issuer for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.
15. Discharge and Defeasance
          Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer, among other things, deposits with the Trustee cash in US Dollars, for the payment of principal, premium, if any and interest on the Notes to redemption or maturity, as the case may be.
16. Amendment; Waiver
          Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the consent of the Holders of a majority in principal amount of the outstanding Notes (voting as a single class) and (ii) any past default or compliance with any provisions may be waived with the written consent of the Holders of a majority in principal amount of the outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Issuer, the Company and the Trustee may amend the Indenture and the Notes: (i) to cure any ambiguity, omission, mistake, defect or inconsistency; (ii) to give effect to any provision of the Indenture (including the release of any Guarantee in accordance with the terms of Section 10.06 of the Indenture); (iii) to comply with Article V of the Indenture; (iv) to provide for the assumption by a Successor Issuer or a Successor Holding Company, as applicable, of the obligations of the Issuer or the Company, as applicable, under the Indenture and the Notes, to provide for the assumption by a Successor Guarantor of the obligations of a Guarantor under the Indenture and its Guarantee; (v) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code); (vi) to add a Guarantee with respect to the Notes or to add collateral for the benefit of the Notes; (vii) to add to the covenants of the Company and its Subsidiaries for the benefit of the Holders or to surrender any right or power conferred upon the Company or the Issuer; (viii) to make any change that does not adversely affect the rights of any Holder; (ix) to evidence and give effect to the acceptance and appointment under the Indenture of a successor Trustee; (x) to provide for the accession of the Trustee to any instrument in connection with the Notes; (xi) to make certain changes to the Indenture to provide for the issuance of Additional Notes; or (xii) to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act, if such qualification is required.

17. Defaults and Remedies
          If an Event of Default (other than an Event of Default related to certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of the Issuer) occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of outstanding Notes by notice to the Trustee and the Company may declare the principal of, premium, if any, and accrued but unpaid interest (including additional interest, if any) on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization with respect to the Company or any Restricted Subsidiary that, directly or indirectly, owns or holds any Equity Interest of the Issuer occurs, the principal of, premium, if any, and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders. The Holders of a majority in principal amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
          Subject to provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
18. Trustee Dealings with the Issuer
          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

19. No Recourse Against Others
          No (i) director, officer, employee, manager, incorporator or holder of any Equity Interests in the Issuer, the Company or any direct or indirect parent corporation or (ii) director, officer, employee or manager of a Guarantor, will have any liability for any obligations of the Issuer, the Company or any Subsidiary Guarantor under the Notes, the Indenture or any Guarantee, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
20. Authentication
          This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.
21. Abbreviations
          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).
22. Governing Law
          THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
23. Holders’ Compliance with Registration Rights Agreement.
          Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Issuer to the extent provided therein.
24. CUSIPs; ISINs
          The Issuer has caused CUSIPs and ISINs to be printed on the Notes and have directed the Trustee to use CUSIPs and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Issuer shall furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note. Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.

ASSIGNMENT FORM AND CERTIFICATE
To assign this Note, fill in the form below:
I or we assign and transfer this Note to
     (Print or type assignee’s name, address and zip code)
     (Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint            agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date: ___________________ Your Signature: ___________________
Sign exactly as your name appears on the other side of this Original Note.
In connection with any transfer of any of the Notes evidenced by this form and certificate the undersigned confirms that such Notes are being transferred in accordance with its terms (including in accordance with all applicable securities laws of the States of the United States and other jurisdictions):
CHECK ONE BOX BELOW
☐ (1) in the United States to a person whom the undersigned reasonably believes is a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act) (“QIB”) that purchases for its own account or for the account of a QIB to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A;
☐ (2) outside the United States in an offshore transaction in accordance with Rule 903 or 904 under the Securities Act to a person who is not a US person (as defined in Regulation S under the Securities Act);
☐ (3) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder;
☐ (4) to the Registrar for registration in the name of the Holder, without transfer;
☐ (5) to the Issuer; or
☐ (6) pursuant to an effective registration statement under the Securities Act.
Unless one of the boxes is checked, the Registrar shall refuse to register any of the Notes evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however, that if box (2) or (3) is checked, the Registrar shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Registrar and, if applicable, the Issuer has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

Signature
TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.
          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the US Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer and the Guarantors as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

Notice: To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY
          The initial principal amount of this Global Security is $_____________. The following increases or decreases in this Global Security have been made:

	Amount of decrease in	Amount of increase in	Principal amount of this
	Principal Amount of this	Principal Amount of this	Global Security following	Signature of authorized
Date of Exchange	Global Security	Global Security	such decrease or increase	signatory of Trustee

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, check the box:

Asset Sale ☐	Change of Control ☐
          If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.06 (Asset Sale) or 4.08 (Change of Control) of the Indenture, state the amount ($2,000 or any integral multiple of $1,000 in excess thereof):
$

Date:	Your Signature:

(Sign exactly as your name appears on the other side of this Note)